Exhibit 10.1

ASSET PURCHASE AGREEMENT

among

LEO PHARMA A/S, and

LEO SPINY MERGER SUB, INC.,

as Buyers

and

TIMBER PHARMACEUTICALS, INC.,

TIMBER PHARMACEUTICALS, LLC, and

BIOPHARMX, INC.

as Sellers

dated as of

November 17, 2023

TABLE OF CONTENTS

ARTICLE I DEFINITIONS         1

Section 1.01         Definitions         1

Section 1.02         Other Definitional and Interpretative Provisions         13

ARTICLE II PURCHASE AND SALE         13

Section 2.01         Purchase and Sale of Assets         13

Section 2.02         Excluded Assets         16

Section 2.03         Assumed Liabilities         17

Section 2.04         Excluded Liabilities         17

Section 2.05         Assignment of Contracts         18

Section 2.06         Assignment of Assets         19

Section 2.07         Further Conveyances and Assumptions         20

Section 2.08         Purchase Price         21

Section 2.09         Certain Tax Matters         21

ARTICLE III CLOSING         22

Section 3.01         Closing         22

Section 3.02         Closing Deliverables         22

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLERS         23

Section 4.01         Organization and Qualification of Sellers         23

Section 4.02         Authority of Sellers         24

Section 4.03         No Conflicts; Consents         24

Section 4.04         Title to Purchased Assets         24

Section 4.05         Assets Necessary to Business         25

Section 4.06         Intellectual Property; IT Assets         25

Section 4.07         Assigned Contracts         28

Section 4.08         Real Property         29

Section 4.09         Tangible Personal Property Leases         29

Section 4.10         Inventory         29

Section 4.11         Compliance With Laws; Permits         29

Section 4.12         Litigation         30

Section 4.13         Privacy Matters         30

Section 4.14         Employee Benefit Plans; Labor Matters         31

Section 4.15         Taxes         34

Section 4.16         Key Suppliers         34

Section 4.17         Insurance         35

Section 4.18         Finders’ Fees         35

Section 4.19         No Other Representations and Warranties         35

ARTICLE V REPRESENTATIONS AND WARRANTIES OF BUYER         35

Section 5.01         Organization of Buyers.         36

Section 5.02         Authority of Buyers.         36

Section 5.03         No Conflicts; Consents         36

Section 5.04         Finders’ Fees         36

Section 5.05         Available Funds         37

Section 5.06         Litigation         37

Section 5.07         Independent Investigation         37

Section 5.08         Non-Reliance         37

ARTICLE VI BANKRUPTCY COURT MATTERS         37

Section 6.01         Competing Transactions         37

Section 6.02         Bankruptcy Court Filings         37

ARTICLE VII COVENANTS         39

Section 7.01         Conduct of Business Prior to the Closing         39

Section 7.02         Access to Information         40

Section 7.03         Notice of Certain Events         41

Section 7.04         Employees and Employee Benefits         42

Section 7.05         Confidentiality         44

Section 7.06         Consents         44

Section 7.07         Books and Records         44

Section 7.08         Public Announcements         44

Section 7.09         Further Assurances         45

Section 7.10         Wrong Pockets         45

Section 7.11         DIP Financing         45

Section 7.12         No Successor Liability         46

Section 7.13         Name Change         46

ARTICLE VIII CONDITIONS TO CLOSING         47

Section 8.01         Conditions to Obligations of All Parties         47

Section 8.02         Conditions to Obligations of Buyers.         47

Section 8.03         Conditions to Obligations of Sellers         49

ARTICLE IX TERMINATION         50

Section 9.01         Termination         50

Section 9.02         Backup Bidder         52

Section 9.03         Effect of Termination         52

Section 9.04         Breakup Fee; Expense Reimbursement         52

ARTICLE X MISCELLANEOUS         54

Section 10.01         Notices         54

Section 10.02         No Survival of Representations and Warranties         55

Section 10.03         Expenses         55

Section 10.04         Entire Agreement         55

Section 10.05         Headings         55

Section 10.06         Severability         55

Section 10.07         Binding Effect; Benefit; Assignment.         56

Section 10.08         No Third Party Beneficiaries         56

Section 10.09         Amendment and Waivers         56

Section 10.10         Governing Law; Jurisdiction; Waiver of Jury Trial         56

Section 10.11         Specific Performance         57

Section 10.12         Counterparts; Effectiveness         57

Exhibit A         DIP Loan Agreement

Exhibit B         Bidding Procedures Order

Exhibit C         Bidding Procedures

Exhibit D         Sale Order

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”), dated as of November 17, 2023, is entered into among Timber Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, Timber Pharmaceuticals, LLC (“Timber LLC”), a Delaware limited liability company, BioPharmX, Inc. (“BioPharmX”), a Nevada corporation], together with the Company, Timber LLC and BioPharmX, the “Sellers”, and each being a “Seller”), and LEO Pharma A/S, a Danish Aktieselskab (“LEO Pharma”) and LEO Spiny Merger Sub, Inc. (“LEO Spiny” and together with LEO Pharma, “Buyers”), a Delaware corporation.

RECITALS

WHEREAS, the Sellers are engaged in the development of non-systemic treatments for rare dermatologic diseases including congenital ichthyosis, including X-linked recessive CI and autosomal recessive CI and other sclerotic skin diseases, through the development of the Company Products (the “Business”);

WHEREAS, Sellers wish to sell and assign to Buyers, and Buyers wish to purchase and assume from Sellers, substantially all the assets of the Business, subject to the terms and conditions set forth herein pursuant to Sections 363 and 365 of the Bankruptcy Code (as defined below) and subject to, among other things, (i) consideration by the Sellers of alternative bids (if any) submitted following entry of the Bidding Procedures Order (as defined below) and (ii) the entry of the Sale Order (as defined below);

WHEREAS, Sellers and Buyers anticipate effecting the sale of substantially all the assets of the Business through and as part of a case (the “Bankruptcy Case”) filed under title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”); and

WHEREAS, the Bridge Lender (as defined below) and DIP Lender (as defined below) have authorized Buyers to credit bid the Obligations (as defined in the DIP Loan Agreement) pursuant to Section 362(k) of the Bankruptcy Code in connection with the sale of substantially all of the assets of the Business to Buyers as part of the Bankruptcy Case on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
    DEFINITIONS

Section 1.01    Definitions. The following terms have the meanings specified or referred to in this ARTICLE I:

“Action” means any action, cause of action, claim, demand, litigation, suit, summons, subpoena, inquiry, investigation, audit, hearing, originating application to a tribunal, arbitration or other legal proceeding of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in contract, in tort or otherwise.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of voting securities or partnership or other ownership interests, by Contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Ancillary Documents” means the DIP Loan Agreement, the Bill(s) of Sale, the Assignment and Assumption Agreement(s), Intellectual Property Assignment(s), and any other agreements, instruments and documents required to be delivered at the Closing.

“Applicable Withholding Certificate” means a properly completed and validly executed IRS Form W-9 of the Company, Timber LLC and BioPharmX certifying that such Person is a United States person within the meaning of Section 7701(a)(30) of the Code and not subject to backup withholding.

“Apportioned Taxes” has the meaning set forth in Section 2.09(c).

“Assigned Contracts” has the meaning set forth in Section 2.01(c).

“Assignment and Assumption Agreement” has the meaning set forth in Section 3.02(a)(ii).

“Assignment and Assumption Notice” has the meaning set forth in Section 6.02(c).

“Assumed Liabilities” has the meaning set forth in Section 2.03.

“Assumed Purchase Orders” has the meaning set forth in Section 2.01(d).

“Assumed Purchase Order Liabilities” has the meaning set forth in Section 2.03(e).

“Auction” means the auction contemplated by the Bidding Procedures Order.

“Avoidance Action Claims” means any claims or causes of action held by Sellers’ bankruptcy estates under chapter 5 of the Bankruptcy Code.

“Bankruptcy Case” has the meaning set forth in the recitals.

“Bankruptcy Code” has the meaning set forth in the recitals.

“Bankruptcy Court” has the meaning set forth in the recitals.

“Backup Bidder” means the party whose bid is determined to be the next highest bid after the bid of the Successful Bidder at the Auction.

“Backup Bid Outside Date” has the meaning set forth in Section 9.02.

“Bidding Procedures” means the bidding procedures approved by the Bankruptcy Court pursuant to the Bidding Procedures Order, in the form of Exhibit C attached hereto subject to (a) immaterial modifications or clarifications or (b) such other changes to which Buyers and Sellers reasonably agree to in writing.

“Bidding Procedures Order” means an order of the Bankruptcy Court approving, among other things, the Bidding Procedures for conducting a sale and auction of the Purchased Assets, and authorizing Sellers’ performance of their obligations under this Agreement, in the form of Exhibit B attached hereto with (a) immaterial modifications or clarifications or (b) such other changes to which Buyers and Sellers reasonably agree to in writing.

“Bill of Sale” has the meaning set forth in Section 3.02(a)(i).

“Books and Records” has the meaning set forth in Section 2.01(m).

“Breakup Fee” has the meaning set forth in Section 9.04(a).

“Bridge Lender” means LEO US Holding, Inc.

“Bridge Loan Agreement” means that certain Secured Bridge Loan Agreement, dated as of August 30, 2023 entered into between the Company, Timber LLC and BioPharmX, as borrowers, and LEO US Holding, as holder, as amended on October 27, 2023.

“Bridge Loan Amount” means $6,500,000, plus any accrued and unpaid interest thereon.

“Business” has the meaning set forth in the recitals.

“Business Data” has the meaning set forth in Section 4.13.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in Copenhagen, Denmark, New York, New York, or Wilmington, Delaware are authorized or required by applicable Law to close.

“Buyers” has the meaning set forth in the preamble.

“Buyers’ Closing Certificate” has the meaning set forth in Section 8.03(d).

“Buyer Material Adverse Effect” means any Effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on Buyers’ ability to consummate the transactions contemplated by this Agreement on or before the End Date or to timely perform any of their obligations under this Agreement.

“Clinical Data” means all original or, if originals do not exist, true, complete and accurate copies of, data, files (including data files), reports, plans, operating records, protocols, work papers and other documents in any form (including in paper or electronically stored formats), including (a) clinical study and manufacturing processes records; (b) records, files (including data files) and documents related to research, preclinical and clinical testing and studies (including in vivo and in vitro studies and indication development data) conducted by or on behalf of each Seller or any of its Subsidiaries, including scientific, preclinical and clinical data, laboratory notebooks, procedures, tests, dosage information, criteria for patient selection, safety and efficacy and study protocols; (c) investigators brochures, and (d) all pharmacovigilance and other safety records, in each case, in all forms, including in paper or electronically stored formats, in which they are stored or maintained, and all data and information included or referenced therein.

“Closing” has the meaning set forth in Section 3.01.

“Closing Date” has the meaning set forth in Section 3.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Product” means the programs TMB-001, TMB-003, BPX-01 and BPX-04.

“Company Product Registrations” has the meaning set forth in Section 2.01(a).

“Company SEC Documents” means all reports, schedules, forms, statements, certifications, prospectuses, registration statements and other documents, together with any exhibits and schedules thereto and other information incorporated therein, required to be filed with or furnished to the U.S. Securities and Exchange Commission by the Company.

“Competing Transaction” means any plan, agreement or arrangement, other than this Agreement, the effect and/or results of which involve the recapitalization or acquisition of Sellers or of substantially all of the assets of Sellers by any Person other than Buyers.

“Consulting Agreement” means each consulting, service provider, change in control or other agreement between any of the Sellers, on the one hand, and any Independent Contractor, on the other hand.

“Contracts” means, with respect to any Person, any legally binding contract, subcontract, agreement, lease, sublease, license, commitment, sale or purchase order, indenture, note, bond, loan, mortgage, deed of trust, insurance policy, instrument or other arrangement, commitment or undertaking, whether written or oral, to which such Person is a party or by which such Person or such Person’s properties or assets are bound.

“Copyrights” means any writings and other works (including literary, pictorial and graphic works), whether copyrightable or not, in any jurisdiction (domestic and foreign), and any and all copyright rights, whether registered or not, and registrations or applications for registration of copyrights in any jurisdiction (domestic and foreign), and any renewals or extensions thereof.

“Cure Costs” means monetary amounts that must be paid and obligations that otherwise must be satisfied under Sections 365(b)(l)(A) and (B) of the Bankruptcy Code in connection with the assumption and/or assignment of any Assigned Contract, as agreed upon by the parties hereto or determined by the Bankruptcy Court pursuant to the procedures in the Bidding Procedures Order.

“Designated Parties” has the meaning set forth in Section 2.01(i).

“DIP Lender” means LEO US Holding, Inc., a Delaware corporation.

“DIP Loan” has the meaning set forth in Section 7.11(a).

“DIP Loan Agreement” means that certain Senior Secured Superpriority Priming Debtor-in-Possession Credit Agreement between LEO US Holding, as lender and Sellers as borrowers, in the form attached hereto as Exhibit A, as the same may be amended, restated, supplemented or refinanced from time to time in accordance with the terms of this Agreement.

“DIP Obligations” has the meaning set forth in Section 3.02(b)(i).

“Disclosure Schedules” means the Disclosure Schedules delivered by Sellers and Buyers concurrently with the execution and delivery of this Agreement.

“Dollars or $” means the lawful currency of the United States.

“Effect” means any event, state of facts, circumstance, change, occurrence, development, condition or effect.

“Employee” means any employee of the Business, including any individual engaged through a Third Party professional employer organization to perform services on behalf or for the benefit of any of the Sellers.

“Employee Plan” means any (i) “employee benefit plan” as defined in Section 3(3) of ERISA, (ii) compensation, employment, consulting, independent contractor, severance, termination protection, change in control, indemnification, loan, transaction bonus, retention or similar plan, agreement, arrangement, program or policy or (iii) other plan, agreement, arrangement, program or policy providing for compensation, bonuses, profit-sharing, equity or equity-based compensation or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangement), medical, dental, vision, hospitalization, prescription or fringe benefits, life insurance, relocation or expatriate benefits, perquisites, disability or sick leave benefits, employee assistance program, supplemental unemployment benefits or post-employment or retirement benefits (including compensation, pension, employee stock ownership, stock purchase, stock option, health, medical or insurance benefits, and any plan maintained under Section 401(k) of the Code), in each case (A) whether or not written, and (B) that is sponsored, maintained, administered, contributed to, required to be contributed to or entered into by the Sellers or any of their ERISA Affiliates or for which the Sellers or any of their Subsidiaries has or would be reasonably expected to have any current or future liability. The term “Employee Plan” includes any PEO Plan plans, programs, policies and arrangements sponsored or maintained by a Third Party professional employer organization in which current or former employees, officers or directors of the Sellers or any of their ERISA Affiliates are eligible to participate in connection with their service to the Sellers or any of their ERISA Affiliates.

“Employment Agreement” means each management, employment, severance, retention, relocation, repatriation, expatriation, change in control or similar agreement or offer letter between any of the Sellers, on the one hand, and any current or former Employee, on the other hand.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any person which is (or at any relevant time was or will be) a member of a “controlled group of corporations” with, under “common control” with, or a member of an “affiliated service group” with the Company as such terms are defined in Sections 414(b), (c), (m) or (o) of the Code.

“End Date” has the meaning set forth in Section 9.01(b)(ii).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Assets” has the meaning set forth in Section 2.02.

“Excluded Contracts” has the meaning set forth in Section 2.02(a).

“Excluded Liabilities” has the meaning set forth in Section 2.04.

“Expense Reimbursement” has the meaning set forth in Section 9.04(a).

“FCPA” has the meaning set forth in Section 4.11.

“Final Order” means an order of the Bankruptcy Court or other court of competent jurisdiction (a) as to which no appeal, notice of appeal, motion to amend or make additional findings of fact, motion to alter or amend judgment, motion for rehearing or motion for new trial, request for stay, motion or petition for reconsideration, application or request for review, or other similar motion, application, notice or request (collectively, a “Challenge”) has been timely filed, or, if any of the foregoing has been timely filed, it has been disposed of in a manner that upholds and affirms the subject order in all respects without the possibility for further Challenge thereon; (b) as to which the time for instituting or filing a Challenge shall have expired; and (c) as to which no stay is in effect.

“GAAP” means generally accepted accounting principles in the United States as in effect on the date of this Agreement.

“Governmental Authority” means any transnational, domestic or foreign federal, state, provincial, local or other governmental, regulatory or administrative authority, department, court, agency, board, commission or official, including any political subdivision thereof, or any other governmental or quasi-governmental (including self-regulatory) authority or instrumentality.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Independent Contractor” means any independent contractor, consultant or other service provider (other than an employee) who provides personal services to any of the Sellers.

“Insurance Policies” means Sellers’ commercial general liability, umbrella liability, property, and workers compensation and employer liability policies. For the avoidance of doubt, “Insurance Policies” does not include directors and officers, fiduciary, or employment practices liability insurance policies.

“Intellectual Property Rights” means any and all (i) Trademarks, (ii) Patents, (iii) Trade Secrets, information, knowledge, experience, skills, drawings, blue prints, utility models, technology, inventions, discoveries and improvements, (iv) Copyrights, (v) moral rights, data and database rights, design rights, industrial property rights, publicity rights and privacy rights, (vi) all forms and types of computer software (including source code, object code, firmware, development tools, files, records and data and all documentation related to any of the foregoing), (vii) any other intellectual property or proprietary rights and (viii) all rights under or relating to any of the foregoing granted under any Contract.

“Intellectual Property Agreements” means all Intellectual Property Rights owned by a Third Party and licensed or sublicensed to any of the Sellers, including consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions and other Contracts, whether written or oral, relating to any Intellectual Property Rights to which any Seller is a party, beneficiary or otherwise bound.

“Intellectual Property Assets” means all Intellectual Property Rights that are owned by Sellers or held for use in the conduct of the Business as currently conducted or proposed to be conducted, including, without limitation, all Intellectual Property Rights owned or held for use by Sellers relating to the Company Products and the “Timber Pharmaceuticals” company name and any underlying trademarks, whether or not registered, together with all (i) royalties, fees, income, payments, and other proceeds now or hereafter due or payable to Sellers with respect to such Intellectual Property Rights; and (ii) claims and causes of action with respect to such Intellectual Property Rights, whether accruing before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal or equitable relief for past, present, or future infringement, misappropriation, or other violation thereof.

“Intellectual Property Assignment” has the meaning set forth in Section 3.02(a)(iii).

“Intellectual Property Registrations” means all Intellectual Property Assets owned by Sellers that are subject to any issuance, registration, or application by or with any Governmental Authority or authorized private registrar in any jurisdiction, including issued Patents, registered Trademarks, domain names and Copyrights, and pending applications for any of the foregoing.

“Inventory” has the meaning set forth in Section 2.01(e).

“IRS” means the U.S. Internal Revenue Service.

“IT Assets” means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation owned by any of the Sellers or licensed or leased by any of the Sellers.

“Key Suppliers” has the meaning set forth in Section 4.16.

“Knowledge of Sellers or Sellers' Knowledge” or any other similar knowledge qualification, means the actual knowledge of the individuals listed in Section 1.01(a) of the Disclosure Schedules, in each case after making reasonable inquiry.

“Law” means any federal, state, local or foreign law, statute, code, constitution, principle of common law, ordinance, rule, regulation, guidance, guideline, judgment, decree, injunction, ruling, order, procedure, decision or other requirement of any Governmental Authority.

“Leased Real Property” means all real property leased by any of the Sellers under any Lease, together with all rights, title and interest of the Sellers in and to leasehold improvements relating thereto, including security deposits, reserves or prepaid rents paid in connection therewith.

“Leases” means each lease, sublease or license under which any Seller leases, subleases or licenses any real property (whether as lessor or lessee).

“LEO Pharma” has the meaning set forth in the preamble.

“LEO Spiny” has the meaning set forth in the preamble.

“LEO US Holding” means LEO US Holding, Inc., a Delaware corporation which is an Affiliate of Buyers.

“Liabilities” means liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Lien” means, with respect to any property or asset, any mortgage, lien, license, pledge, hypothecation, encroachment, occupancy right, preemptive right, charge, security interest, community property interest, encumbrance or other adverse claim of any kind in respect of such property or asset, including the interest of a vendor, lessor or other Third Party under any conditional sale agreement, license agreement, asset purchase agreement, capital lease or other title retention agreement relating to such property or asset.

“Marketing Application” means a “new drug application” as defined in the FDCA and 21 C.F.R. Part 314.

“Necessary Consent” has the meaning set forth in Section 2.06(b).

“Patent” means any national or multinational statutory invention registrations, patents and patent applications issued or applied for in any jurisdiction, including all certificates of invention, provisionals, nonprovisionals, substitutions, divisionals, continuations, continuations-in-part, reissues, renewals, extensions, supplementary protection certificates, reexaminations, patents of addition, utility models, inventors’ certificates and the equivalents of any of the foregoing in any jurisdiction, and all inventions disclosed in each such registration, patent or patent application.

“PEO Plan” means a plan, program, policy or arrangement sponsored or maintained by a Third Party professional employer organization.

“Permits” means each grant, license, franchise, permit, easement, variance, exception, exemption, waiver, consent, certificate, registration, accreditation, approval, authorization, concession, decree, confirmation, qualification or other similar authorization of any Governmental Authority.

“Permitted Liens” means (i) Liens for Taxes not yet due or delinquent or the validity or amount of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (ii) materialmen’s, mechanics’, carriers’, workers’, warehousemen’s, repairers’ and similar Liens arising in the ordinary course of business, securing obligations as to which there is no default and which are not yet due and payable, or the validity or amount of which is being contested in good faith by appropriate proceedings which have the effect of preventing the forfeiture or sale of the property subject thereto and for which adequate reserves have been established in accordance with GAAP, (iii) Liens to secure payment of workers’ compensation, unemployment insurance, social security or other social security legislation (other than Liens imposed by ERISA), (iv) with respect to real property, any nonmonetary Lien or other requirement or restriction arising under any zoning, entitlement, building, conservation restriction and other land use and environmental applicable Law, but only if the same are not being violated by the current use of such real property or the operation of the Business, and (v) Liens created in favor of Buyers and Affiliates of Buyers, including, without limitation, Liens to secure payment of any obligations under the DIP Loan Agreement or the Bridge Loan Agreement.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or a Governmental Authority.

“Personal Information” means any information relating to an identified or identifiable individual or household, or that is otherwise regulated under applicable Law.

“Personal Property Leases” has the meaning set forth in Section 4.09.

“Petition Date” has the meaning set forth in Section 6.02(a).

“Post-Closing Tax Period” has the meaning set forth in Section 2.09(c).

“Potential Actions” has the meaning set forth in Section 2.01(i).

“Pre-Closing Tax Period” has the meaning set forth in Section 2.09(c).

“Previously Omitted Contract” has the meaning set forth in Section 2.05(d).

“Previously Omitted Contract Designation” has the meaning set forth in Section 2.05(d).

“Previously Omitted Contract Notice” has the meaning set forth in Section 2.05(d).

“Privacy Laws” has the meaning set forth in Section 4.13.

“Process” or “Processing” means any operation or set of operations whether or not by automatic means, including, but not limited to, collection, recording, organization, storage, retention, access, adaptation, alteration, retrieval, consultation, use, disclosure, dissemination, making available, alignment, combination, blocking, deleting, erasure, or destruction.

“Purchase Price” has the meaning set forth in Section 2.08.

“Purchased Assets” has the meaning set forth in Section 2.01.

“Reference Date” means January 1, 2019.

“Representatives” means with respect to any Person, such Person’s officers, directors, employees, investment bankers, attorneys, accountants, consultants, agents and other advisors or representatives.

“Sanctions” has the meaning set forth in Section 4.11.

“Sale Hearing” means the hearing at which the Bankruptcy Court considers approval of the Sale Order pursuant to Sections 105, 363 and 365 of the Bankruptcy Code.

“Sale Motion” has the meaning set forth in Section 6.02(a).

“Sale Order” means an order entered by the Bankruptcy Court or other court of competent jurisdiction in the form of Exhibit D attached hereto or as otherwise reasonably agreed to between Buyers and Sellers, subject to (a) immaterial modifications or clarifications or (b) such other changes to which Buyers and Sellers reasonably agree to in writing.

“Security Incident” means (a) any unauthorized access, acquisition, interruption, alteration or modification, loss, theft, corruption or other unauthorized Processing of Personal Information or Business Data, or (b) any breach of the security of or other unauthorized access to or use of or other compromise to the integrity or availability of the IT Assets.

“Service Provider” means any director or officer of any of the Sellers, or any Employee or individual Independent Contractor.

“Seller” and “Sellers” has the meaning set forth in the preamble.

“Seller Closing Certificates” has the meaning set forth in Section 8.02(j).

“Seller Material Adverse Effect” means any Effect that, individually or in the aggregate, a material adverse effect on: (i) the assets, Liabilities, business, operations, properties, condition (financial or otherwise) or results of operations of the Business, taken as a whole; provided that, for purposes of the foregoing clause (i), no such Effect to the extent resulting from, attributable to or arising out of any of the following occurring after the date hereof shall be taken into account in determining whether a Seller Material Adverse Effect has occurred or would reasonably be expected to occur: (A) changes in general economic conditions in the United States, (B) changes in securities or financial market conditions in the United States, (C) changes in general conditions in the industry in which the Sellers and their Subsidiaries operate, (D) acts of war, sabotage or terrorism (whether the commencement or escalation thereof) or pandemics or natural disasters involving the United States, (E) changes in general political or social conditions in the United States, (F) changes in Laws affecting the Sellers or the Business (it being understood and agreed that this clause (F) shall not apply with respect to any representation or warranty the purpose of which is to address compliance with applicable Laws), (G) changes in GAAP affecting any of the Sellers (it being understood and agreed that this clause (G) shall not apply with respect to any representation or warranty the purpose of which is to address compliance with GAAP), (H) changes in the trading price or trading volume of the Shares, in and of itself (it being understood and agreed that this clause (H) shall not apply with respect to any Effects giving rise or contributing to such change that are not otherwise excluded from this definition of Seller Material Adverse Effect, (I) the failure to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period, in and of itself (it being understood and agreed that this clause (I) shall not apply with respect to any Effects giving rise or contributing to such change that are not otherwise excluded from this definition of “Seller Material Adverse Effect”), (J) the announcement of this Agreement or the transactions contemplated hereby in accordance with the terms hereof (it being understood and agreed that this clause (J) shall not apply with respect to any representation or warranty the purpose of which is to address the consequences of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or the performance of obligations hereunder), (K) the sale process of the Business to the extent in accordance with the terms of the Bidding Procedures Order; or (ii) the Sellers’ ability to consummate the transactions contemplated by this Agreement on or before the End Date. For the avoidance of doubt, each of the following events shall be deemed to constitute a Seller Material Adverse Effect: (i) failure of any ongoing clinical study of a Company Product to meet its primary endpoint, including failure of the ASCEND Study (TMB01-301) to meet its primary endpoint at the conclusion of such study (proportion of subjects with ≥2-point improvement from Baseline in IGA scores in the treatment area at week 12 relative to placebo) at the pre-specified significance level of 0.01; (ii) the clinical data resulting from the ASCEND Study (TMB01-301) (including by taking into account data integrity, data completeness, GCP compliance, and readiness of clinical sites for inspection by applicable Governmental Authorities) is not reasonably likely to be accepted by the U.S. Food and Drug Administration as support for a Marketing Application; (iii) the U.S. Investigational New Drug application for TMB-001 is on clinical hold for safety reasons.

“Subsidiary” means, with respect to any Person, any other Person of which such Person or any of its Subsidiaries (i) is a general partner or holds a majority of the voting interests of a partnership or (ii) holds securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other corporate bodies performing similar functions (or, if there are no such ownership interests having ordinary voting power, 50% or more of the equity interests) which are at any time, directly or indirectly, owned or controlled by such Person.

“Successful Bidder” means the prevailing party at the conclusion of the Auction.

“Successor” has the meaning set forth in Section 9.04(b).

“Tangible Personal Property” has the meaning set forth in Section 2.01(f).

“Tax” means (i) any federal, state, local, foreign or supranational income, gains, alternative or add-on minimum tax, base erosion and anti-abuse, minimum, diverted profits, gross income, withholding, estimated, gross receipts, sales, use, ad valorem, value added, goods and services, transfer, franchise, fringe benefit, capital stock, profits, license, registration, payroll, social security (or equivalent) or any other applicable social contribution, employment, unemployment, workers’ compensation, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), commercial rent, financial transaction, stamp, stamp duty, environmental, windfall profit, unclaimed property and other tax of any kind, repayments of any grants, subsidies, state aid or similar amounts received or deemed received from any Governmental Authority, any customs duties, escheat obligations and any other fees, contributions, governmental charges, levies, excises, duties or assessments of any kind whatsoever in the nature of a tax, together with any interest, penalty, inflation linkage or addition thereto imposed by applicable Law and (ii) any penalty (and interest with respect thereto) imposed for the failure to timely file, properly to file or timely to file any Tax Return in accordance with applicable Law.

“Tax Law” means all applicable Laws relating to or regulating the assessment, determination, reporting, collection or imposition of Taxes.

“Tax Return” means any report, return, declaration, statement, information return, claim for refund, declaration of estimated payments, voucher or other document, together with any schedule and attachment thereto and any amendment thereof, filed or required to be filed with any Taxing Authority in connection with Taxes, including the determination, assessment, reporting, withholding, collection or payment of any Taxes.

“Taxing Authority” means any Governmental Authority having jurisdiction over or responsibility for the assessment, determination, collection or administration of Taxes or Tax Law.

“Third Party” means any Person, including as defined in Section 13(d) of the Exchange Act, other than Buyers or any of their Affiliates.

“Trade Secrets” means trade secrets and all other confidential know-how and confidential information and rights in any jurisdiction (domestic and foreign), including confidential recipes, ideas, formulae, formulations, compositions, specifications, techniques, data, results, methods, processes, schematics, prototypes, models, designs, customer lists and supplier lists.

“Trademarks” means trademarks, service marks, trade names, service names, business marks, brand names, certification marks, trade dress, logos, corporate names, trade styles, domain names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications (including intent-to-use applications) in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application.

“Transfer Taxes” has the meaning set forth in Section 2.09(b).

“Transferred Employees” has the meaning set forth in Section 7.04(a).

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses.

Section 1.02    Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Agreement unless otherwise specified. All Exhibits, Annexes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit, Annex or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. “Extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” References to any applicable Law shall be deemed to refer to such applicable Law as amended from time to time and to any rules, regulations or interpretations promulgated thereunder. References to any Contract are to that Contract as amended, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof; provided that with respect to any Contract listed on the Disclosure Schedule, all such amendments, modifications, supplements, extensions and renewals must also be listed in the appropriate Section thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law,” “laws” or to a particular statute or law shall be deemed also to include any applicable Law. References to “foreign” or words of similar import shall be deemed to refer to any jurisdictions outside the United States. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful currency of the United States of America. Unless otherwise specified, the words “made available to Buyer” or “provided to Buyer” (or words of similar import) mean the documents that were, as of at least two Business Days prior to the date hereof, (a) posted to the data room maintained by the Sellers or their Representatives in connection with the transactions contemplated by this Agreement (provided that Buyers or their Representatives had access to such documents in such data room and such documents were not removed from such data room prior to the date hereof), (b) otherwise provided to Buyers or their Representatives in response to a diligence request from Buyers or their Representatives or (c) included as an exhibit to Company SEC Documents that were filed on or after October 1, 2022.

ARTICLE II
    PURCHASE AND SALE

Section 2.01    Purchase and Sale of Assets. Subject to the terms and conditions set forth herein, at the Closing, Sellers shall sell, assign, transfer, convey and deliver to Buyers, and Buyers shall purchase from Sellers, as determined and allocated between Buyers in their sole discretion, free and clear of any Liens other than Permitted Liens, all of Sellers’ right, title and interest in, to and under all of the assets, properties and rights of every kind and nature, whether real, personal or mixed, tangible or intangible, wherever located and whether now existing or hereafter acquired (other than the Excluded Assets), which relate to, or are used or held for use in connection with, the Business (collectively, the “Purchased Assets”), including, without limitation, the following:

(a)    the Company Products, including all Company Product registrations and related registration information (including all Permits related to the ASCEND Study (TMB01-301) and Investigational New Drug applications) (the “Company Product Registrations”);

(b)    to the extent assignable pursuant to Sections 363 and 365 of the Bankruptcy Code, all Intellectual Property Assets that are owned by Sellers, including the company names “Timber” and “Timber Pharmaceuticals”;

(c)    to the extent assignable pursuant to Sections 363 and 365 of the Bankruptcy Code, and subject to Section 2.05, all Contracts, including Intellectual Property Agreements, which are set forth in Section 2.01(c) of the Disclosure Schedules, and in connection with which an order has been entered by the Bankruptcy Court (which may be the Sale Order), authorizing the assumption and assignment of such Contracts by Buyers (the “Assigned Contracts”);

(d)    the sale, work or purchase orders owed to trade vendors or service providers of the Sellers in respect of the Business that are issued in the ordinary course of business and outstanding as of the Closing Date, which are set forth in Section 2.01(c) and Section 2.01(d) of the Disclosure Schedules (the “Assumed Purchase Orders”), as may be amended by Seller prior to Closing to reflect any such Assumed Purchase Orders that are entered into in the ordinary course of business after the date hereof and remain outstanding as of the Closing;

(e)    all inventory, finished goods, raw materials, work in progress, packaging, supplies, parts and other inventories related to the Business or any Purchased Asset (“Inventory”);

(f)    all furniture, fixtures, equipment, devices, machinery, tools, supplies and other tangible personal property related to the Business or any Purchased Asset, including, without limitation, the items listed in Section 2.01(f) of the Disclosure Schedules (the “Tangible Personal Property”);

(g)    to the extent assignable pursuant to Sections 363 and 365 of the Bankruptcy Code, all Permits related to the Business which are held by Sellers and all of Sellers’ pending applications for Permits related to the Business, including, without limitation, all Permits, and other applications for Permits related to the Business as currently conducted or to the ownership and use of the Purchased Assets (other than the Company Product Registrations);

(h)    the IT Assets, including, without limitation, the items listed in Section 2.01(h) of the Disclosure Schedules;

(i)    all rights to any Actions of any nature available to or being pursued by any Seller to the extent related to the Business, any Purchased Assets or the Assumed Liabilities, whether arising by way of counterclaim or otherwise, including Avoidance Action Claims and commercial tort claims (collectively, the “Potential Actions”) solely to the extent that such Actions and/or claims are against the following parties (each a “Designated Party” and collectively, the “Designated Parties”): (i) any of the Sellers’ vendors, suppliers, customers or trade creditors in regards or related to the Purchased Assets or Business, (ii) any of the Sellers’ employees and (iii) any counterparties to any Assigned Contracts, other than the rights to Actions specifically set forth on Section 2.02(f) of the Disclosure Schedules; provided, however, that it is understood and agreed by the parties that Buyers will not assert or pursue any Potential Actions against any Designated Party other than as a defense or offset against any claim or cause of actions raised or asserted by such Designated Party;

(j)    all prepaid expenses, credits, advance payments, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums and fees related to the Business or any Purchased Asset including, without limitation, any such item relating to the payment of Taxes and including, without limitation, the assets described in Section 2.01(j) of the Disclosure Schedules;

(k)    all of Sellers’ rights under warranties, indemnities and all similar rights against Third Parties to the extent related to any Purchased Asset;

(l)    all rights to insurance policy proceeds available under the Insurance Policies to the extent relating to any Purchased Asset or Assumed Liability;

(m)    originals, or where not available, copies, of all books and records, including, but not limited to, (i) books of account, ledgers and general, financial and accounting records, machinery and equipment maintenance files, personnel files, lists of prospective customers, vendors and suppliers, purchase orders and invoices, production data, quality control records and procedures, patient complaints and inquiry files, research and development files, product development and stability records; (ii) Clinical Data records and data (including all correspondence and filings related to any Investigational New Drugs and clinical trials with any Governmental Authority), and rights of reference to any Drug Master Files; (iii) strategic plans, internal financial statements, marketing and promotional surveys, material and research and files relating to the Business or any Purchased Asset, (iv) all files relating to the filing, prosecution, issuance, maintenance, enforcement or defense of any Intellectual Property Rights (including attorney-client privileged materials); (v) records, files (including data files) and documents evidencing any Intellectual Property Assets; and (vi) documentation covering, containing, describing, memorializing or otherwise pertaining to or used for any exploitation activity in connection with any Product, in all forms, including in paper or electronically stored formats, in which they are stored or maintained, and all data and information included or referenced therein (“Books and Records”), in each case except those (x) relating exclusively to any Excluded Asset or Excluded Liability, (y) relating exclusively to any Employee who is not a Transferred Employee, or (z) that any Seller is not permitted to transfer under applicable Law; and

(n)    all goodwill associated with the Business or any Purchased Asset, including the Intellectual Property Assets.

Section 2.02    Excluded Assets. Notwithstanding any provision of this Agreement to the contrary, nothing herein contained will be deemed to constitute an agreement to sell, transfer, assign or convey the Excluded Assets to Buyers, and Sellers will retain all right, title and interest to, in and under the Excluded Assets. The term “Excluded Assets” means all assets, properties and rights of Sellers other than the Purchased Assets. Without limiting the generality of the foregoing, the Excluded Assets shall include the following assets:

(a)    Contracts, including Intellectual Property Agreements, Leases and the Contracts set forth on Section 2.02(a) of the Disclosure Schedules, that are not Assigned Contracts (the “Excluded Contracts”);

(b)    all cash and cash equivalents of Sellers;

(c)    all deposits and prepaid charges and expenses of, and advance payments made by, a Seller, in each case, related to any Excluded Contract;

(d)    all Leased Real Property;

(e)    the corporate seals, organizational documents, minute books, stock books, Tax Returns, records or copies of records relevant to the taxation of Sellers, books of account or other records having to do with the corporate organization of Sellers and their Subsidiaries;

(f)    the assets, properties and rights specifically set forth on Section 2.02(f) of the Disclosure Schedules;

(g)    all equity and other ownership interests in the Company, Timber LLC and BioPharmX and any of their Subsidiaries;

(h)    all Potential Actions against parties other than the Designated Parties;

(i)    all post-petition adequate assurance deposits provided to utilities and any deposits provided to suppliers or service providers by a Seller on a prepetition or post-petition basis;

(j)    all (i) rights to insurance policy proceeds available under the Insurance Policies to the extent not related to any Purchased Asset or Assumed Liability, and (ii) directors and officers, fiduciary, or employment practices liability insurance policies;

(k)    all Books and Records (i) relating primarily to any Excluded Asset or Excluded Liability, (ii) relating primarily to any Employee who is not a Transferred Employee, and (iii) that any Seller is not permitted to transfer under applicable Law; and

(l)    the rights which accrue or will accrue to Sellers under this Agreement and the Ancillary Documents.

Section 2.03    Assumed Liabilities. Subject to the terms and conditions set forth herein, Buyers shall assume and agree to pay, perform and discharge only the following Liabilities of Sellers (collectively, the “Assumed Liabilities”), and no other Liabilities:

(a)    all Liabilities from the ownership or operation of the Purchased Assets by Buyers solely to the extent such Liabilities arise after the Closing;

(b)    all Liabilities in respect of the Assigned Contracts but solely to the extent that such Liabilities thereunder arise after the Closing, were incurred in the ordinary course of business and do not relate to any failure to perform, improper performance, warranty or other breach, default or violation by Sellers on or prior to the Closing;

(c)    the Cure Costs;

(d)    Transfer Taxes (as defined below); and

(e)    all Liabilities in connection with the Assumed Purchase Orders (“Assumed Purchase Order Liabilities”).

Section 2.04    Excluded Liabilities. Notwithstanding anything to the contrary set forth herein, Sellers expressly acknowledge and agree that Buyers will not assume, be obligated to pay, perform or otherwise discharge or in any other manner be liable or responsible for any Liabilities of Sellers, whether existing on the Closing Date or arising thereafter, including on the basis of any Law imposing successor liability, other than the Assumed Liabilities and the obligations of Buyers under this Agreement (all such Liabilities that Buyers are not assuming being referred to collectively as the “Excluded Liabilities”). Without limiting the generality of the foregoing, the Excluded Liabilities shall include, but not be limited to, the following:

(a)    any Liabilities relating to or arising out of the Excluded Assets;

(b)    any Liabilities under the Excluded Contracts or any other Contracts, including Intellectual Property Agreements, (i) which are not validly and effectively assigned to Buyers pursuant to this Agreement; or (ii) to the extent such Liabilities arise out of or relate to a breach by Sellers of such Contracts prior to Closing;

(c)    all Liabilities with respect to the Purchased Assets and Assigned Contracts that arose or accrued on or prior to the Closing Date, other than Cure Costs and Assumed Purchase Order Liabilities set forth in Section 2.03(e);

(d)    except as provided by Section 7.04(b), any Liabilities of Sellers with respect to any present or former employees, officers, directors, retirees, independent contractors or consultants of Sellers, including, without limitation, any Liabilities associated with any claims for wages or other compensation, benefits, bonuses, accrued vacation, workers' compensation, severance, retention, termination or other payments;

(e)    except as provided by Section 7.04(b), any Liabilities with respect to any Employee Plan, including any PEO Plan;

(f)    any Liabilities to indemnify, reimburse or advance amounts to any present or former officer, director, employee, independent contractor, consultant, or agent of Sellers (including with respect to any breach of fiduciary obligations by same);

(g)    any Liabilities associated with debt, loans or credit facilities of Sellers and/or the Business owing to financial institutions;

(h)    any accounts payable of Sellers (i) which constitute intercompany payables owing to Affiliates of Sellers or any third parties other than those arising under the Assumed Contracts; (ii) which constitute debt, loans or credit facilities to financial institutions; or (iii) which did not arise in the ordinary course of business;

(i)    any Liability for (i) Taxes of Sellers (or any stockholder or Affiliate of Sellers), including any Taxes that arise out of the consummation of the transactions contemplated hereby imposed by applicable Tax Law on Sellers, (ii) Taxes relating to the Business, the Purchased Assets or the Assumed Liabilities for any Pre-Closing Tax Period; and (iii) other Taxes of Sellers (or any stockholder or Affiliate of Sellers) of any kind or description (including any Liability for Taxes of Sellers (or any stockholder or Affiliate of Sellers) that become Liabilities of Buyers under any common law doctrine of de facto merger or transferee or successor liability or otherwise by operation of contract or Law); provided, however, that no Taxes which are to be borne by Buyers under Section 2.09(b) shall be treated as Excluded Liabilities;

(j)    any Liabilities in respect of any pending or threatened Action arising out of, relating to or otherwise in respect of the operation of the Business or the Purchased Assets to the extent such Action relates to such operation on or prior to the Closing Date; and

(k)    any Liabilities arising out of, in respect of or in connection with the failure by Sellers or any of their Affiliates to comply with any Law or Governmental Order.

Section 2.05    Assignment of Contracts

(a)    Section 2.01(c) of the Disclosure Schedules sets forth a list of all Contracts to which, to Sellers’ Knowledge, a Seller is a party and which are to be included in the Assigned Contracts. Sellers shall make such additions or deletions to Section 2.01(c) of the Disclosure Schedules as Buyers shall, in their sole discretion, request in writing no later than one (1) Business Day prior to the Closing Date. Any such deleted Contract shall be deemed to no longer be an Assigned Contract. Any Contract of Sellers that is not listed on Section 2.01(c) of the Disclosure Schedules shall not be considered an Assigned Contract and shall be deemed an Excluded Contract. Buyers and Sellers acknowledge and agree that there shall be no reduction or increase in the Purchase Price if Buyers elect to add or delete any Contracts from Section 2.01(c) of the Disclosure Schedules.

(b)    Sellers shall take all actions reasonably required to assume and assign the Assigned Contracts to Buyers, including using commercially reasonable efforts to facilitate any negotiations with the counterparties to such Assigned Contracts and to obtain a finding under the Sale Order that the proposed assumption and assignment of the Assigned Contracts to Buyers satisfy all applicable requirements of Section 365 of the Bankruptcy Code.

(c)    At the Closing, (i) Sellers shall, pursuant to the Sale Order and the Assignment and Assumption Agreement(s), as applicable, assign to Buyers (the consideration for which is included in the Purchase Price) each of the Assigned Contracts that is capable of being assigned under applicable Law and (ii) Buyers shall assume and discharge the Assumed Liabilities (if any) under the Assigned Contracts, pursuant to the Assignment and Assumption Agreement(s).

(d)    If prior to or within thirty (30) days after Closing, it is discovered that a Contract should have been listed in Section 2.01(c) of the Disclosure Schedules but was not so listed (any such Contract, a “Previously Omitted Contract”), Sellers shall, promptly (but in no event later than two Business Days following the discovery thereof) notify Buyers in writing of such Previously Omitted Contract. Buyers shall deliver written notice to Sellers promptly thereafter, designating such Previously Omitted Contract as “Assumed” or “Excluded” (a “Previously Omitted Contract Designation”). A Previously Omitted Contract designated as “Excluded,” or with respect to which Buyers fail to deliver a Previously Omitted Contract Designation, shall be an Excluded Contract. If Buyers designate a Previously Omitted Contract as “Assumed”, Section 2.01(c) of the Disclosure Schedules shall be amended to include such Previously Omitted Contract and Sellers shall serve a notice (the “Previously Omitted Contract Notice”) on the counterparties to such Previously Omitted Contract notifying such counterparties of Sellers’ intention to assign and Buyers’ intention to assume such Previously Omitted Contract in accordance with this Agreement. The Previously Omitted Contract Notice shall provide the counterparties to such Previously Omitted Contract with ten Business Days to object, in writing to Sellers and Buyers, to the assumption of their Contract. If the counterparties, Sellers and Buyers are unable to reach a consensual resolution with respect to the objection, Sellers will use commercially reasonable efforts to seek an expedited hearing before the Bankruptcy Court to approve the assumption. If no objection is timely served on Sellers and Buyers, the Sale Order shall deem such Previously Omitted Contract assumed. Sellers and Buyers shall execute, acknowledge and deliver such other instruments and take commercially reasonable efforts as are reasonably practicable for Buyers to assume the rights and obligations under such Previously Omitted Contract. For the avoidance of doubt, Buyers will be responsible for the Cure Costs, if any, of any Previously Omitted Contract that Buyers assume.

Section 2.06    Assignment of Assets

(a)    Buyers may, in their discretion by written notice to Sellers, designate any of the Purchased Assets as additional Excluded Assets, and any of the Excluded Assets as additional Purchased Assets, which notice shall set forth in reasonable detail the Purchased Assets or Excluded Assets so designated. Buyers and Sellers acknowledge and agree that there shall be no reduction in the Purchase Price if Buyers elect to designate any Purchased Assets (other than Assumed Contracts) as Excluded Assets and there shall be no increase in the Purchase Price if Buyers elect to designate any Excluded Assets (other than Excluded Contracts) as Purchased Assets. Notwithstanding any other provision hereof, the Liabilities of Sellers under or related to any Purchased Asset excluded under this paragraph will constitute Excluded Liabilities.

(b)    Notwithstanding any other provision of this Agreement to the contrary, this Agreement will not constitute an agreement to assign or transfer and will not effect the assignment or transfer of any Purchased Asset (including any Assigned Contract) if (i) (A) prohibited by applicable Law, (B) an attempted assignment or transfer thereof would reasonably likely to subject Buyers, their Affiliates or any of their respective Representatives to civil or criminal Liability or (C) an attempted assignment or transfer thereof, without the approval, authorization or consent of, or granting or issuance of any license or permit by, any Third Party thereto (each such action, a “Necessary Consent”), would constitute a breach, default or violation thereof or of any Law or in any way adversely affect the rights of Buyers thereunder or (ii) the Bankruptcy Court has not entered an order approving such assignment or transfer. In the event such assignment or transfer is subject to a Necessary Consent being obtained, Sellers and Buyers will use their commercially reasonable efforts to obtain the Necessary Consents with respect to any such Purchased Asset (including any Assigned Contract) for the assignment or transfer thereof to Buyers, as Buyers may reasonably request. If such Necessary Consent is not obtained, or if an attempted assignment or transfer thereof would give rise to any of the circumstances described in clauses (i) or (ii) of the first sentence of this section, be ineffective or would adversely affect the rights of Buyers to such Purchased Asset following the Closing, (x) Sellers and Buyers will, and will cause their respective Affiliates to, (1) use commercially reasonable efforts (including cooperating with one another to obtain such Necessary Consents, to the extent feasible) as may be necessary so that Buyers would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, (2) complete any such assignments or transfers as soon as reasonably practicable, and (3) upon receipt of any applicable Necessary Consents, to transfer or assign the applicable Purchased Asset to Buyers, and (y) Sellers will, and will cause their respective Affiliates to, cooperate with Buyers in good faith without further consideration in any arrangement reasonably acceptable to Buyers and Sellers intended to provide Buyers with the benefit of any such Purchased Assets.

Section 2.07    Further Conveyances and Assumptions. From time to time following the Closing, Sellers and Buyers will, and will cause their respective Affiliates to, in each case at Buyers’ sole cost and expense, execute, acknowledge and deliver all such further conveyances, notices, assumptions, assignments, releases and other instruments, and will take such further actions, as may be reasonably necessary or appropriate to assure fully to Buyers and their successors or assigns, all of the properties, rights, titles, interests, estates, remedies, powers and privileges intended to be conveyed to Buyers under this Agreement and to assure fully to each Seller and its Affiliates and their respective successors and assigns, the assumption of the liabilities and obligations intended to be assumed by Buyers under this Agreement, and to otherwise make effective the transactions contemplated herein; provided that nothing in this section will require Buyers or any of their Affiliates to assume any Liabilities other than the Assumed Liabilities.

Section 2.08    Purchase Price. The purchase price for the Purchased Assets shall be the aggregate of (i) $14,350,000 and (ii) Cure Costs (the “Purchase Price”), plus the assumption of the Assumed Liabilities. The Purchase Price shall be paid as provided in Section 3.02(b)(i).

Section 2.09    Certain Tax Matters.

(a)    Buyer shall be entitled to deduct and withhold from any payments hereunder that they are required to deduct and withhold under any provision of Tax Law. All such withheld amounts that are paid over to the relevant governmental authority shall be treated as delivered to the Person in respect of which such withholding was imposed.

(b)    Any sales, use, gross-receipts, excise, value-added, property, transfer, real estate or land transfer, documentary, stamp, registration, recording, filing, goods and services or other similar Taxes which may be payable by reason of the sale of the Purchased Assets or the assumption of the Assumed Liabilities under this Agreement or the transactions contemplated hereby (collectively “Transfer Taxes”), and that are not exempt under the Bankruptcy Code, shall be borne and timely paid (either directly to the relevant Tax authority or, where a Seller is required under applicable law to pay such Taxes, by payment to Sellers for remittance by Sellers to the relevant Tax authority) by Buyers. Buyers shall, at their own expense, timely file any Tax Return or other document required to be filed with respect to such Transfer Taxes, and Sellers shall join in the execution of any such Tax Return if required by Law.

(c)    All real property, personal property and similar ad valorem Taxes, if any, levied with respect to the Purchased Assets for a taxable period which includes (but does not end on) the Closing Date (collectively, the “Apportioned Taxes”) shall be apportioned between Sellers and Buyers based on the number of days of such taxable period ending on and including the Closing Date (such portion of such taxable period, the “Pre-Closing Tax Period”) and the number of days of such taxable period after the Closing Date (such portion of such taxable period, the “Post-Closing Tax Period”). Sellers shall be responsible for the proportionate amount of such Apportioned Taxes that is attributable to the Pre-Closing Tax Period and such amount shall be an Excluded Liability, and Buyers shall be responsible for the proportionate amount of such Apportioned Taxes that is attributable to the Post-Closing Tax Period and such amount shall be an Assumed Liability. Any Apportioned Taxes shall be timely paid, and all applicable Tax Returns shall be timely filed, as provided by applicable Law. The paying party (or parties, as applicable) shall be entitled to reimbursement from the non-paying party (or parties, as applicable) for the non-paying party's (or parties’, as applicable) portion of the Apportioned Taxes in accordance with this section. Upon payment of any such Apportioned Taxes, the paying party (or parties, as applicable) shall present a statement to the non-paying party (or parties, as applicable) setting forth the amount of reimbursement to which the paying party (or parties, as applicable) is entitled under this section, together with such supporting evidence as is reasonably necessary to calculate the amount to be reimbursed. The non-paying party (or parties, as applicable) shall make such reimbursement by wire transfer in immediately available funds within ten days of receipt of such statement to an account designated by the paying party (or parties, as applicable).

(d)    Buyers and Sellers agree to provide each other with such information and assistance as is reasonably requested by the other party (or parties, as applicable), including access to records, Tax Returns and personnel, for the preparation and filing of any Tax Returns or for the defense of any Tax claim or assessment, whether in connection with a Tax proceeding or otherwise.

(e)    Buyers and Sellers hereby waive compliance with any bulk sales, bulk transfer or similar Laws in connection with the transactions provided for herein.

ARTICLE III
    CLOSING

Section 3.01    Closing. Subject to the terms and conditions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place (i) in New York at the offices of Covington & Burling LLP, The New York Times Building, 620 Eighth Avenue, New York, New York 10018 or remotely by electronic exchange of documents and signatures (or their electronic counterparts), on the first Business Day after all of the conditions to Closing set forth in ARTICLE VIII are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date, but subject to the satisfaction or waiver of such conditions), or (ii) at such other place or time or on such other date as Sellers and Buyers may mutually agree in writing; provided, that, unless agreed in writing by Buyers, the Closing shall not occur before January 16, 2024. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

Section 3.02    Closing Deliverables.

(a)    At the Closing, Sellers shall deliver to Buyers the following:

(i)    one or more duly executed bills of sale in form and substance satisfactory to Buyers (each being a “Bill of Sale”), transferring the tangible personal property included in the Purchased Assets to each Buyer, as applicable;

(ii)    one or more duly executed assignment and assumption agreements in form and substance satisfactory to Buyers (each being a “Assignment and Assumption Agreement”), effecting the assignment to and assumption by Buyers of the Purchased Assets and the Assumed Liabilities;

(iii)    one or more duly executed assignments in form and substance satisfactory to Buyers (each being a “Intellectual Property Assignment”), transferring all of Sellers’ right, title and interest in and to the Intellectual Property Assets to Buyers;

(iv)    one or more duly executed powers of attorney to the extent reasonably necessary to effectuate the transfer of any Purchased Assets hereunder in form and substance satisfactory to Buyers;

(v)    the Seller Closing Certificates;

(vi)    the Applicable Withholding Certificates;

(vii)    the certificates of the Secretary or Assistant Secretary of each Seller required by Section 8.02(l) and Section 8.02(m);

(viii)    a copy of the Sale Order as entered by the Bankruptcy Court; and

(ix)    such other customary instruments of transfer, assumption, filings or documents, in form and substance reasonably satisfactory to Buyers, as may be required to give effect to this Agreement.

(b)    At the Closing, Buyers shall deliver to Sellers the following:

(i)    the Purchase Price, which shall be payable in the form of (a) a credit bid under Section 362(k) of the Bankruptcy Code in the amount of all outstanding obligations under the DIP Loan Agreement (the “DIP Obligations”) and (b) cash in the amount of the Purchase Price minus the DIP Obligations (the “Cash Component”), which Cash Component shall be delivered by wire transfer of immediately available funds to the account identified in Schedule 3.02(b)(i);

(ii)    all Assignment and Assumption Agreements duly executed by Buyers;

(iii)    the Buyers’ Closing Certificate;

(iv)    the certificates of the Secretary or Assistant Secretary of Buyers required by Section 8.03(e) and Section 8.03(f); and

(v)    such other documents or instruments as Sellers reasonably request and are reasonably necessary to consummate the transactions contemplated by this Agreement.

ARTICLE IV
    REPRESENTATIONS AND WARRANTIES OF SELLERS

Except as expressly disclosed in (a) the Company SEC Documents (other than (i) any information that is contained in the “Risk Factors” or “Note Regarding Forward-Looking Statements” or similar sections of such Company SEC Documents and (ii) any forward-looking statements, or other statements that are similarly predictive or forward-looking in nature, contained in such Company SEC Documents), or (b) the Disclosure Schedules, Sellers represent and warrant to Buyers that the statements contained in this ARTICLE IV are true and correct as of the date hereof.

Section 4.01    Organization and Qualification of Sellers. Each Seller is a corporation duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and, subject to any limitations that may be imposed on such Seller as a result of filing a petition for relief under the Bankruptcy Code, has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as currently conducted. Section 4.01 of the Disclosure Schedules sets forth each jurisdiction in which each Seller is organized and licensed or qualified to do business, and each Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the ownership of the Purchased Assets or the operation of the Business as currently conducted makes such licensing or qualification necessary.

Section 4.02    Authority of Sellers. Subject to entry of the Bidding Procedures Order and Sale Order, as applicable, each Seller has the requisite corporate power and authority to enter into this Agreement and the Ancillary Documents to which such Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Seller of this Agreement and any Ancillary Document to which such Seller is a party, the performance by such Seller of its obligations hereunder and thereunder and the consummation by such Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or similar action on the part of such Seller. This Agreement has been duly executed and delivered by each Seller, and (assuming due authorization, execution and delivery by Buyers and the entry of the Sale Order) this Agreement constitutes a legal, valid and binding obligation of each Seller enforceable against such Seller in accordance with its terms. When each Ancillary Document to which a Seller is or will be a party has been duly executed and delivered by such Seller (assuming due authorization, execution and delivery by each other party thereto and the entry of the Sale Order), such Ancillary Document will constitute a legal and binding obligation of such Seller enforceable against it in accordance with its terms.

Section 4.03    No Conflicts; Consents. Subject to the Sale Order having been entered, the execution and delivery by the Sellers of this Agreement, the performance by the Sellers of their obligations under this Agreement and the Ancillary Documents and the consummation by the Sellers of the transactions contemplated by this Agreement and the Ancillary Documents do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws or other organizational documents of such Seller; (b) contravene, conflict with or result in a violation or breach of any provision of any applicable Law or Governmental Order applicable to Sellers, the Business or the Purchased Assets; (c) except as set out in Section 4.03 of the Disclosure Schedules, require any consent or other action by any Person under, constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit under any Contract or Permit to which a Seller is a party or by which a Seller or the Business is bound or to which any of the Purchased Assets are subject (including any Assigned Contract); or (d) result in the creation or imposition of any Lien other than Permitted Liens on the Purchased Assets,. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to any Seller in connection with the execution and delivery of this Agreement or any of the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, except to the extent required if the Sale Order is not entered.

Section 4.04    Title to Purchased Assets. Sellers have good and valid title to, or in the case of leased assets, have good and valid leasehold interests in, the Purchased Assets free and clear of all Liens except for Permitted Liens. At the Closing, Buyers will be vested with good and valid title to, or in the case of leased assets, good and valid leasehold interest in, such Purchased Assets, free and clear of all Liens and Excluded Liabilities, to the fullest extent permissible under Law, including Section 363(f) of the Bankruptcy Code.

Section 4.05    Assets Necessary to Business. Subject to the exclusion of the Excluded Assets, the Purchased Assets and Assumed Liabilities constitute all of the assets, properties, licenses and Contracts necessary to conduct the Business in substantially the same manner as the Business has been conducted prior to the date hereof, subject to ordinary wear and tear.

Section 4.06    Intellectual Property; IT Assets.

(a)    Section 4.06(a) of the Disclosure Schedules contains a true, correct, current and complete list of (i) all Intellectual Property Registrations, specifying as to each, as applicable: (A) the owner (or the co-owners) thereof, (B) the jurisdiction (foreign and domestic) in which such item is issued or registered or in which any application for issuance or registration has been filed, (C) the respective issuance, registration, or application number of such item, and (D) the date of application and issuance or registration of such item; (ii) all unregistered Trademarks included in the Intellectual Property Assets; (iii) all proprietary Software included in the Intellectual Property Assets; and (iv) all other Intellectual Property Rights that are used or held for use in the conduct of the Business as currently conducted or proposed to be conducted other than Intellectual Property Rights licensed by Sellers pursuant to Excluded Contracts.

(b)    Section 4.06(b) of the Disclosure Schedules contains a correct, current and complete list of all Intellectual Property Agreements necessary or useful for operating the Business as currently conducted, specifying for each the date, title and parties thereto. Sellers have provided Buyers with true and complete copies (or in the case of any oral agreements, a complete and correct written description) of all such Intellectual Property Agreements, including all modifications, amendments and supplements thereto and waivers thereunder.

(c)    Except as set forth in Section 4.06(c) of the Disclosure Schedules, Sellers are the sole, exclusive and record owners of all Intellectual Property Assets that they purport to own and hold all right, title and interest in and to all such Intellectual Property Assets, free and clear of any Lien. The Intellectual Property Assets constitute all of the Intellectual Property Rights necessary to, or used or held for use in, the conduct of the Business of the Sellers as currently conducted and as proposed by the Sellers or any of their Subsidiaries to be conducted. There exist no material restrictions on the disclosure, use, license or transfer of the Intellectual Property Assets. The consummation of the transactions contemplated by this Agreement will not (i) alter, encumber, impair or extinguish any rights of the Sellers under any Intellectual Property Assets, including any Intellectual Property Agreement, (ii) impair the right of Buyers to develop, use, sell, license or dispose of, or to bring any Action for the infringement of, any Intellectual Property Assets owned by Sellers or, to the extent such rights thereunder are currently held by the Sellers, any Intellectual Property Rights held pursuant to an Assigned Contract or (iii) through the operation of any Contracts to which the Sellers are a party or otherwise bound, encumber any of the Intellectual Property Assets.

(d)    The Sellers have not granted any license with respect to, or authorized the retention of any exclusive rights in, any Intellectual Property Assets.

(e)    No funding, facilities or personnel of any Governmental Authority or any university, college, research institute or other educational institution has been or is being used in any material respect to create, in whole or in part, any material Intellectual Property Assets, except for use of facilities or personnel that (i) does not result in such Governmental Authority or educational institution obtaining ownership of, or use rights to, such Intellectual Property Assets, and (ii) does not require or otherwise obligate the Sellers to grant or offer to any such Governmental Authority or educational institution any license or other right to such Intellectual Property Assets. No current or former Service Provider who contributed to the creation or development of the Intellectual Property Assets has performed services for a Governmental Authority or any university, college, research institute or other educational institution related to the Business as presently conducted during a period of time during which such Service Provider was also performing services for the Sellers or their Affiliates.

(f)    All of the Intellectual Property Assets that are the subject of an issued Intellectual Property Registration are, to Seller’s Knowledge, valid and enforceable. The Sellers have taken all necessary steps to maintain and enforce the Intellectual Property Assets and to preserve the confidentiality of all Trade Secrets included in the Intellectual Property Assets, including by requiring all Persons having access thereto to execute binding, written non-disclosure agreements. All necessary registration, maintenance, and renewal fees due in connection with the prosecution and maintenance of the Intellectual Property Registrations have been timely paid, and all Intellectual Property Registrations are otherwise in good standing. Sellers have provided Buyers with true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all Intellectual Property Registrations. All necessary documents, recordations, and certificates in connection with the Intellectual Property Rights have been filed with the relevant Patent, Copyright, Trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining the Intellectual Property Registrations registered in such jurisdictions. There are no actions that must be taken by the Sellers or any of their Affiliates within 90 days of the Closing Date that, if not taken, will result in the loss of any of the Intellectual Property Registrations, including the payment of any registration, maintenance, or renewal fees or the filing of any responses to U.S. Patent and Trademark Office (or equivalent authority) actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any of the Intellectual Property Registrations.

(g)    The conduct of the Business as currently and formerly conducted and as proposed to be conducted, including the use of the Intellectual Property Assets and the Intellectual Property Rights licensed under the Intellectual Property Agreements in connection with the Business, and the Company Products, processes, and services of the Business have not infringed, contributed to the infringement of, misappropriated or otherwise violated and will not infringe, misappropriate, or otherwise violate any Intellectual Property Rights or other rights of any Person in any material respect. There is no, and since the Reference Date there has been no, Action pending or, to Sellers’ Knowledge, threatened against or affecting the Sellers, or affecting the conduct of the Business as presently conducted (including the research, development and manufacture, as applicable, of any Company Product) (i) alleging that the use of any of the Intellectual Property Assets or any services provided, processes used or Products manufactured, used, imported, offered for sale or sold by the Sellers do or may conflict with, misappropriate, infringe, contribute to the infringement of or otherwise violate any Intellectual Property Right of any Person or (ii) alleging that the Sellers or any of their Subsidiaries have infringed, misappropriated or otherwise violated any Intellectual Property Right of any Person. Neither the Sellers nor any of their Subsidiaries have received from any Person any offer to license any Intellectual Property Rights in connection with any actual or threatened claim of infringement, misappropriation or other violation of any Intellectual Property Rights. To Seller’s Knowledge, no Person has infringed, misappropriated, or otherwise violated any Intellectual Property Assets or the Intellectual Property Rights licensed under the Intellectual Property Agreements.

(h)    There is no, and since the Reference Date there has been no Action pending or, to Sellers’ Knowledge, threatened against or affecting the Sellers or any of their Affiliates, or affecting the conduct of the respective businesses of the Sellers or any of their Affiliates as presently conducted (i) based upon, or challenging or seeking to deny or restrict, any right of the Sellers or any of their Affiliates in any of the Intellectual Property Assets, or (ii) alleging that any of the Intellectual Property Assets is invalid, unenforceable or not infringed. To Sellers’ Knowledge, there is no information, materials, facts, or circumstances that would render any of the Intellectual Property Assets unenforceable, or would adversely affect any pending application for any of the Intellectual Property Assets. Sellers are not aware of any facts or circumstances that could reasonably be expected to give rise to any such Action. Sellers are not subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or could reasonably be expected to restrict or impair the use of any Intellectual Property Assets. To Sellers’ Knowledge, neither the Sellers or any of their Affiliates have misrepresented, or failed to disclose, and there are no misrepresentations of or failure to disclose, any fact or circumstance in any application for any Intellectual Property Assets that would constitute fraud, inequitable conduct or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any such Intellectual Property Assets.

(i)    None of the Intellectual Property Assets owned by Sellers has been adjudged invalid or unenforceable in whole or part, or in the case of pending Patent applications included in the Intellectual Property Assets, have been the subject of a final and non-appealable finding of unpatentability. All issued Patents, registered Trademarks and registered Copyrights included in the Intellectual Property Assets are, to Sellers; Knowledge, valid, enforceable, in full force and effect and subsisting in all material respects.

(j)    To Sellers’ Knowledge, none of the Intellectual Property Agreements has been adjudged invalid or unenforceable in whole or part. All issued Patents, registered Trademarks and registered Copyrights included in the Intellectual Property Agreements are, to Sellers’ Knowledge, valid, enforceable, in full force and effect and subsisting in all material respects.

(k)    To Sellers’ Knowledge, no Person has infringed, misappropriated or otherwise violated any Intellectual Property Asset or any Intellectual Property Right exclusively licensed to the Sellers pursuant to an Intellectual Property Agreement.

(l)    The Sellers and their Affiliates have taken commercially reasonable actions in accordance with current industry practice to maintain the confidentiality of all Intellectual Property Assets, the value of which to the Sellers is contingent upon maintaining the confidentiality thereof (including any Trade Secrets owned, used or held for use by the Sellers and their Affiliates), and no such Intellectual Property Assets have been disclosed, and access to such Intellectual Property Assets has not been provided to any Person, other than to Representatives of the Sellers and their Affiliates, all of whom are bound by written confidentiality agreements that protect such Intellectual Property Assets. To Sellers’ Knowledge, no Service Provider or agent of any Seller is in default or breach of any confidentiality or non-disclosure agreement, or any confidentiality provisions of any Employment Agreement or other such agreement, with the Sellers relating to the protection, ownership, development, use or transfer of any Intellectual Property Assets of the Sellers.

(m)    To the extent that any Intellectual Property Right has been developed or created by a Third Party (including any current or former Service Provider) for the Sellers, each such Seller, as the case may be, has a written agreement with such Third Party with respect thereto pursuant to which such Person has agreed to hold all Intellectual Property Rights in confidence and to not use any such Intellectual Property Right for any purpose other than for the benefit of such Seller, and such Seller thereby either (i) has obtained ownership of and is the exclusive owner of, or (ii) has obtained a valid and unrestricted right to exploit, sufficient for the conduct of its business as currently conducted or as proposed to be conducted, such Intellectual Property Right. In each case where the Sellers have acquired any Intellectual Property Rights from any Person (including any Service Provider), such Seller has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property Rights to such Seller, or ownership in such Intellectual Property Rights are vested in such Seller pursuant to applicable Law.

(n)    The IT Assets are reasonably sufficient for the immediate and anticipated needs of the Business.

Section 4.07    Assigned Contracts. Each Assigned Contract (including any Intellectual Property Agreements included in the Purchased Assets) is in full force and effect and is a valid and binding obligation of the Seller party thereto and, to the Knowledge of Sellers, the other parties thereto in accordance with its terms and conditions, except as such validity and enforceability may be limited by (a) bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally, (b) equitable principles of general applicability (whether considered in a proceeding at law or in equity), and (c) the obligations to pay Cure Costs hereunder. No Seller has received any written or oral notice of the intention of any Person to terminate any Assigned Contract (including any Intellectual Property Agreements included in the Purchased Assets). To the Knowledge of Sellers, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default under or a violation of any Assigned Contract (including any Intellectual Property Agreements included in the Purchased Assets) or would cause the acceleration of any obligation of any Seller or the creation of a Lien, other than Permitted Liens, upon any Purchased Asset. Sellers have delivered or made available to Buyers copies of all of the Assigned Contracts (including any Intellectual Property Agreements included in the Purchased Assets), together with all amendments, modifications or supplements thereto.

Section 4.08    Real Property.

(a)    Sellers do not currently own, and have not previously owned, any interest in real property.

Section 4.09    Tangible Personal Property Leases. Section 4.09 of the Disclosure Schedules sets forth all leases of personal property (“Personal Property Leases”) used in or related to the Business. Sellers have a valid and enforceable leasehold interest under each Personal Property Lease under which either of the Sellers is a lessee.

Section 4.10    Inventory. The Inventory consists of a quality and quantity usable in the ordinary course of business consistent with past practice in all material respects. All Inventory is owned by Sellers free and clear of all Liens other than Permitted Liens. Section 4.10 of the Disclosure Schedules sets forth a listing of the Inventory owned, in the possession or control of, any of the Sellers, including the address at which such Inventory is located.

Section 4.11    Compliance With Laws; Permits.

(a)    The Sellers are, and since the Reference Date have been, in compliance in all material respects with all applicable Laws. Since the Reference Date, none of the Sellers have received any written notice of or, to Sellers’ Knowledge, is under investigation with respect to, any violation of any applicable Law. There is no judgment, decree, injunction, rule or order of any arbitrator or Governmental Authority outstanding against any of the Sellers that has had or would reasonably be expected to have, individually or in the aggregate with all other Effects, a Seller Material Adverse Effect.

(b)    None of the Sellers, or any of their respective directors, officers, consultants, agents or other Persons acting for or on its behalf, has taken any action that would result in a violation by such Person of (i) the Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78m(b), 78dd-1, 78dd-2, 78ff) (the “FCPA”) or any other applicable anti-corruption or anti-bribery Law, (ii) any economic sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State, Her Majesty’s Treasury or any applicable prohibited party list maintained by any U.S. Governmental Authority, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”) or (iii) any applicable Law relating to export controls. The Company has conducted its business in compliance with the FCPA (and any state or foreign equivalents) any other anti-corruption applicable Law (including the U.S. federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b), the U.S. False Claims Act (31 U.S.C. § 3729 et seq.), and any state or foreign equivalents), Sanctions and applicable Laws relating to export controls, and, except as set forth on Section 4.11(b) of the Disclosure Schedules, the Sellers have instituted and maintained policies and procedures designed to cause each such Person to comply with all such laws described in this sentence.

(c)    None of the Sellers or any of their respective directors, officers, consultants, agents or other Persons acting for or on its behalf, is a Person that is, or is owned or controlled by Persons that are (i) the subject of any Sanctions or (ii) located, organized or resident in a country or region that is the subject of Sanctions.

(d)    The Sellers hold all material Permits necessary or advisable to conduct the Business (including, without limitation, any Investigational New Drug applications) in the places and in such manner in which the Business is currently being conducted, and: (i) such Permits are valid and in full force and effect and are not subject to any pending or, to Sellers’ Knowledge, threatened Action by any Governmental Authority to suspend, cancel, modify, terminate or revoke any such Permit; (ii) the Sellers are in compliance in all material respects with the terms and requirements of such Permits; and (iii) the Sellers are not in material default under, and no condition exists that with notice or lapse of time or both would constitute a material default under or would reasonably be expected to result in any suspension, cancellation, material modification, termination or revocation of, any such Permit.

Section 4.12    Litigation.

(a)    Except as set forth on Section 4.12 of the Disclosure Schedules, there is no Action before or by any Governmental Authority or arbitrator pending or, to the Knowledge of the Company, threatened in writing against or affecting (i) the Business, the Purchased Assets or the Assumed Liabilities; or (ii) that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b)    There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against, relating to or affecting the Business.

Section 4.13    Privacy Matters.

(a)    The Sellers are and have been in material compliance with (i) all applicable Laws relating to privacy, data protection, information or cyber security, or the Processing of Personal Information Processed by the Sellers in the course of the operations of the Business (“Privacy Laws”); (ii) all privacy policies, informed consent forms and authorizations, and other related policies and procedures established by the Sellers with respect to privacy, data protection, information or cyber security, or the Processing of Personal Information Processed by the Sellers in the course of the operations of the Business; and (iii) all contractual requirements to which the Sellers are subject as it relates to the Processing of Personal Information by the Sellers in the course of the operations of the Business. The Sellers, as applicable, have provided all requisite notices, obtained all required consents, and satisfied all other requirements of Privacy Laws for their Processing of Personal Information that are necessary and in connection with the consummation of the transactions contemplated hereunder. Without limitation, the transactions to be consummated hereunder as of the Closing Date will comply with in all material respects with all Privacy Laws.

(b)    Since the Reference Date, no claims, investigations, or alleged violations have been asserted or to Sellers’ Knowledge, threatened against the Sellers (and, to Sellers’ Knowledge, no such claims, investigations, or allegations are likely to be asserted or threatened against the Sellers and there are no facts or circumstances that are likely to form the basis for any such claims, investigations or allegations) by any Person regarding the Processing of Personal Information by or on behalf of the Sellers or alleging a violation of Privacy Laws.

(c)    The Sellers have implemented and maintained reasonable and appropriate organizational, physical, administrative and technical measures required by Privacy Laws, and which are consistent with the state of the art for the industry in which the Sellers operate, to protect the confidentiality, integrity, and security of all Personal Information and other data and information in the possession of the Sellers, in any format, or Processed by the Sellers in the conduct of the Business (collectively, “Business Data”) and IT Assets against unauthorized access, acquisition, interruption, alteration, modification, or use. Without limiting the generality of the foregoing, the Sellers have implemented a comprehensive written information security program that complies with applicable Laws and (i) identifies internal and external risks to the security of Business Data and IT Assets; and (ii) implements, monitors and improves adequate and effective safeguards to control those risks. To Sellers’ Knowledge, the Sellers have not experienced (nor to Sellers’ Knowledge, have any Third Party acting on behalf of the Sellers) any actual or alleged Security Incidents. The Sellers have not (nor have any Third Parties acting on the Sellers’ behalf) notified, or been required to notify, any Person of any Security Incident. In addition the Sellers do not have any material data security, information security or other technological vulnerabilities that could adversely impact the operation of relevant IT Assets or cause a Security Incident.

Section 4.14    Employee Benefit Plans; Labor Matters.

(a)    Section 4.14(a) of the Disclosure Schedules sets forth a true, correct and complete list of each Employee Plan and indicates which Employee Plans are PEO Plans. Sellers have made available to Buyers with respect to each Employee Plan that is not a PEO Plan and to the extent the following documents with respect to an Employee Plan that is a PEO Plan have been provided to the Sellers (which the Sellers shall use their reasonable best efforts to obtain from the sponsor of the PEO Plan) a copy of (i) each Employee Plan (or a description, if such plan is not written) and all amendments thereto and material written interpretations thereof, including a copy of (if applicable) (ii) all material Contracts including each trust, insurance or other funding arrangement, and each administrative services agreement, each as applicable, (iii) each current summary plan description, summary of material modifications, and summaries of benefits and coverage (if applicable), (iv) the three most recently filed IRS Forms 5500 and accompanying schedules and attachments thereto for each Employee Plan required to file IRS Forms 5500, (v) the most recently prepared actuarial reports and financial statements, (vi) all policies pertaining to fiduciary liability insurance, (vii) all discrimination and qualification tests for the three most recent plan years, (viii) all documents and correspondence relating thereto received from or provided to the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or any other Governmental Authority during the past three years and (ix) all current employee handbooks, manuals, policies and procedures (including any handbook, manual, policy or procedure provided or prepared by a professional employer organization) that apply to any Service Provider.

(b)    Section 4.14(b) of the of the Disclosure Schedules sets forth a true, correct and complete list of each (i) Employment Agreement with an employee or former employee with respect to which the Sellers have continuing obligations as of the date hereof (other than at-will offer letters with no severance or change in control benefits or guaranteed term or payments), (ii) Consulting Agreement pursuant to which an Independent Contractor is entitled to receive (or is reasonably expected to be entitled to receive) more than $50,000 during any 12-month period and (iii) restrictive covenant Contract and indemnification Contract entered into with the Sellers’ executive officers, in each case as in effect as of the date of this Agreement. A copy of each such Employment Agreement, Consulting Agreement or other Contract, as the case may be, together with any amendments thereto, has been made available to Buyers. Except as set forth on Section 4.14(b) of the Disclosure Schedules, each current and former Employee and Independent Contractor has executed a nondisclosure and assignment-of-rights agreement for the benefit of the Sellers, vesting all rights in work product created by such Employee or Independent Contractor during such Person’s affiliation with the Sellers, and a copy of each such agreement has been made available to Buyers. To Sellers’ Knowledge, no current Employee or Independent Contractor is a party to, or is otherwise bound by, any Contract that adversely affects the performance of such Employee or Independent Contractor’s duties to the Sellers. The Sellers have properly classified, pursuant to the Code and any other applicable Law, all Independent Contractors used by the Sellers, and no such Independent Contractor has a reasonable basis for a claim for benefits available to Employees only under any Employee Plan. The Sellers have no “leased employees” within the meaning of Section 414(n) of the Code.

(c)    The Sellers have made available to Buyers a true, correct and complete list of all former Employees whose employment has been terminated within 90 days preceding the date hereof, or whose work hours have been reduced by fifty percent (50%) or more within six months preceding the date hereof, including for each such Person: name, site of employment, job title, date of hire, date of employment loss, termination or layoff, if applicable, and amount of reduction in hours for each calendar month during the six-month period preceding the anticipated Closing Date, if applicable. To Sellers’ Knowledge, no Employee or Independent Contractor intends to terminate his or her employment or services with the applicable Seller.

(d)    The Sellers have made available to Buyers a true, correct and complete list that sets forth, as of the date hereof: (i) each current Employee, including each such Person’s name, employer, job title, hire date, work location, current base salary or wage or commission rate, most recent annual bonus received and current annual bonus or incentive opportunity (including performance goals and target and maximum amounts), all other wage or compensation arrangements, fringe benefits (other than those available to all Employees), whether part-time or full-time, status as exempt or non-exempt under the Fair Labor Standards Act, immigration status, whether such person has entered in an Employment Agreement, and whether such individual is in active employment or on leave, and if on leave, the nature of such leave and the date of expected return; and (ii) each current Independent Contractor, including each such Person’s name, location, description of services, consulting or contracting term, consulting or contracting fee and an indication of whether such Person has entered into a Contract with any of the Sellers. Except as set forth on Section 4.14(d) of the Disclosure Schedules, the employment of each Employee and the services of each Independent Contractor is terminable at will without compensation or other penalty. The engagement of each Employee and Independent Contractor is subject to the Laws of the United States only. The Sellers have a completed Form I-9 (Employment Eligibility Verification) for each Employee, and to the extent required by applicable Law, each such Form I-9 has since been updated.

(e)    No Employee Plan is, and neither the Sellers nor any of their ERISA Affiliates have ever sponsored, maintained, administered, or contributed to (or has had any obligation to contribute to) or has or is reasonably expected to have any direct or indirect liability with respect to: (i) a “defined benefit plan” ( as defined in Section 3(35) of ERISA); (ii) a “multiemployer plan” (as defined in Sections 4001(a)(3) and 3(37)(A) of ERISA): or (iii) a pension plan subject to Section 302 or Title IV of ERISA or Section 412 or 4971 of the Code.

(f)    Each Employee Plan other than a PEO Plan, and to Sellers’ Knowledge, each Employee Plan that is a PEO Plan, has been established, maintained, funded and administered in all material respects in compliance with its terms and with all applicable Law, including ERISA and the Code. No Action (other than routine claims for benefits) is pending against or involves or, to Sellers’ Knowledge, is threatened against or threatens to involve, any Employee Plan (excluding any Action involving a PEO Plan in which the Action does not relate to the participation of the Sellers). The Sellers have complied in all material respects with applicable Law with respect to each plan, arrangement or policy mandated by applicable Law (including with respect to the payment of social insurance Taxes or similar contributions to a fund of a Governmental Authority with respect to wages of an employee).

(g)    The Sellers and their Subsidiaries have paid all salaries, bonuses, commissions, wages, severance and accrued vacation pay due to Employees, and any such amounts for any period ending on or before the Closing Date to the extent required to be paid on or before the Closing Date.

(h)    Except as set forth in Section 4.14(h) of the Disclosure Schedules, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby (either alone or together with any other event) will (i) entitle any current or former Service Provider to any payment or benefit, including any bonus, retention, severance, retirement or job security payment or benefit, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation under, any Employee Plan, (iii) limit or restrict the right of any of the Sellers to merge, amend or terminate any Employee Plan or (iv) result in the payment of any amount that could, individually or in combination with any other such payment, constitute an “excess parachute payment,” as defined in 280G(b)(1) of the Code (without regard to subsection (b)(4) thereof).

(i)    To the Sellers’ Knowledge, no allegations of sexual harassment or other sexual misconduct have been made since the Reference Date against any former or current officer of the Sellers or any of their Subsidiaries or any Employee in a managerial or executive position. The Sellers have not entered into any settlement agreements related to allegations of sexual harassment or misconduct by a Service Provider.

Section 4.15    Taxes.

(a)    All material Tax Returns filed by, on behalf or in respect of the Business have been timely filed in accordance with applicable Tax Laws and are true, correct and complete in all material respects. Within the last three years, no Governmental Authority has made a claim in writing that the Business or the Purchased Assets may be subject to Taxes, or that a Tax Return related to the Business or the Purchased Assets may be required to be filed, in a jurisdiction where no such Tax Returns have been filed.

(b)    Subject to any obligation of Sellers under the Bankruptcy Code, and except as set forth on Section 4.15(b) of the Disclosure Schedules, all material Taxes related to the Business or the Purchased Assets (whether or not shown on any Tax Return) have been timely paid in full and, where payment is not yet due, the Sellers have established an materially adequate accrual for all Taxes through the end of the last period for which the Sellers ordinarily record items on their books in accordance with GAAP.

(c)    The Sellers have properly withheld, and timely paid over to the appropriate Taxing Authority, all material Taxes required to be withheld from any payment (including any dividend or interest payment) to any Service Provider, Employee, creditor, stockholder, vendor or other Person and has materially complied with all record keeping and information reporting obligation under applicable Tax Law in connection therewith.

(d)    No extension or waiver of the statute of limitations with respect to the time to assess Taxes related to the Business or the Purchased Assets (i) has been granted, which grant remains in effect or (ii) has been requested, which request is currently pending.

(e)    No Seller is a party to any Action by any Taxing Authority. There are no Actions pending or threatened to any Seller in writing by any taxing authority related to the Purchased Assets or the Business.

(f)    Except as set forth on Section 4.15(f) of the Disclosure Schedules, there are no Liens in respect of Taxes with respect to any of the Purchased Assets, except for Liens for Taxes not yet due and payable that arise by operation of Law.

Section 4.16    Key Suppliers.

(a)    Section 4.16 of the Disclosure Schedules sets forth a true, correct and complete list of the top 10 suppliers, measured by annual revenue to the Sellers, on a consolidated basis, during the 12-month period ended as of September 30, 2023 (“Key Suppliers”).

(b)    Except as would not be material to the Sellers, taken as a whole, no Key Supplier has terminated, suspended, cancelled or materially and adversely modified (i) its business relationship with any of the Sellers or (ii) the terms of a Material Contract. None of the Sellers have received written notice that any such Key Supplier intends to terminate, suspend, cancel or materially and adversely modify its business relationship with the any of the Sellers or the terms of a Material Contract. As of the date of this Agreement, there are no unresolved material claims or disputes pending between any Seller, on the one hand, and any Key Supplier, on the other hand.

Section 4.17    Insurance. The Sellers have made available to Buyers a true, correct and complete copy of all material insurance policies and all material self-insurance programs and arrangements relating to the Business and the Purchased Assets. As of the date of this Agreement: (a) all such insurance policies are in full force and effect, all premiums thereon have been timely paid or, if not yet due, accrued; (b) there is no material claim pending under the Sellers’ insurance policies or fidelity bonds as to which coverage has been questioned, denied or disputed by the underwriters thereof; and (c) the Sellers are in compliance in all material respects with the terms of such policies and bonds. The Sellers have no Knowledge as of the date of this Agreement of any threatened termination of, or material premium increase with respect to, any of such policies or bonds.

Section 4.18    Finders’ Fees. Except as set forth on Section 4.18 of the Disclosure Schedules, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Sellers who might be entitled to any fee or commission from any of the Sellers in connection with any of the transactions contemplated by this Agreement.

Section 4.19    No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE IV OF THIS AGREEMENT (AS MODIFIED BY THE SELLERS’ DISCLOSURE SCHEDULES), THE SELLERS MAKE NO EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY AND THE SELLERS HEREBY DISCLAIM ANY SUCH REPRESENTATION OR WARRANTY. IN CONNECTION WITH BUYERS’ INVESTIGATION OF THE SELLERS, BUYERS MAY HAVE RECEIVED FROM OR ON BEHALF OF THE SELLERS CERTAIN ESTIMATES, PROJECTIONS AND OTHER FORECASTS AND PLANS. THE SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES WHATSOEVER WITH RESPECT TO ESTIMATES, PROJECTIONS AND OTHER FORECASTS AND PLANS (INCLUDING THE REASONABLENESS OF THE ASSUMPTIONS UNDERLYING ESTIMATES, PROJECTIONS AND FORECASTS).

ARTICLE V
    REPRESENTATIONS AND WARRANTIES OF BUYER

Buyers represent and warrant to Sellers that the statements contained in this ARTICLE V are true and correct as of the date hereof.

Section 5.01    Organization of Buyers. Each Buyer is a corporation duly organized, validly existing and in good standing under the Laws of their respective jurisdiction of organization.

Section 5.02    Authority of Buyers. Buyers have full corporate power and authority to execute and deliver this Agreement and the Ancillary Documents to which Buyers are a party, to carry out their obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyers of this Agreement and any Ancillary Document to which Buyers are a party, the performance by Buyers of their obligations hereunder and thereunder and the consummation by Buyers of the transactions contemplated hereby and thereby have been duly authorized by Buyers and no other corporate proceedings on the part of Buyers are necessary to authorize the execution or delivery by Buyers of this Agreement and any Ancillary Document to which Buyers are a party, the performance by Buyers of their obligations under this Agreement and any Ancillary Document to which Buyers are a party or the consummation by Buyers of the transactions contemplated by this Agreement and any Ancillary Document to which Buyers are a party. This Agreement has been duly executed and delivered by Buyers and, assuming due authorization, execution and delivery by the Sellers, constitutes a valid and binding obligation of Buyers, enforceable against Buyers in accordance with its terms. When each Ancillary Document to which Buyers are or will be a party has been duly executed and delivered by Buyers (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of Buyers enforceable against them in accordance with its terms.

Section 5.03    No Conflicts; Consents. The execution and delivery by Buyers of this Agreement and the Ancillary Documents to which it is a party, the performance by Buyers of their obligations under this Agreement and the Ancillary Documents to which it is a party and the consummation by Buyers of the transactions contemplated hereby and thereby, do not and will not (a) contravene, conflict with or result in any violation or breach of any provision of the organizational documents of Buyers, (b) contravene, conflict with or result in a violation or breach of any provision of any applicable Law, (c) require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Buyers are entitled under any provision of any Contract binding on Buyers or any Permit affecting, or relating in any way to, the assets or business of Buyers or (d) result in the creation or imposition of any Lien on any asset of Buyers, with only such exceptions, in the case of each of clauses (c) and (d), as would not reasonably be expected to have, individually or in the aggregate with all other Effects, a Buyer Material Adverse Effect.

Section 5.04    Finders’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Buyers who might be entitled to any fee or commission from Buyers upon consummation of the transactions contemplated by this Agreement.

Section 5.05    Available Funds. Buyers have, and at the Closing will have, funds available that are sufficient to consummate the transactions contemplated by this Agreement and to perform their obligations under this Agreement.

Section 5.06    Litigation. As of the date of this Agreement, there are no proceedings pending or, to the Knowledge of Buyers, threatened against Buyers that seeks to enjoin the transactions contemplated by this Agreement, other than any such proceedings that have not had and would not have a Buyer Material Adverse Effect.

Section 5.07    Independent Investigation. Buyers acknowledge that they have conducted to their satisfaction their own independent investigation and analysis of the Business, the Purchased Assets and the Assumed Liabilities, and that Buyers and their Representatives have received access to such books and records, facilities, equipment, contracts and other assets of the Sellers that Buyers and their Representatives have desired or requested to review for such purpose, and that Buyers and their Representatives have had a full opportunity to meet with the management of the Company and the Company’s Subsidiaries and to discuss the business, operations, assets, liabilities, results of operations, condition (financial or otherwise) and prospects of the Company and the Company’s Subsidiaries.

Section 5.08    Non-Reliance. Except for the specific representations and warranties expressly made by the Sellers in ARTICLE IV of this Agreement, Buyers specifically disclaim that they are relying upon or have relied upon any other representations or warranties that may have been made by the Sellers or any other Person, and acknowledges and agrees that the Sellers have specifically disclaimed and do hereby specifically disclaim any such other representation or warranty made by the Sellers or any other Person.

ARTICLE VI
    BANKRUPTCY COURT MATTERS

Section 6.01    Competing Transactions. Sellers will market the Purchased Assets as permitted by and in accordance with the Bidding Procedures, and all obligations hereunder remain subject to alternative bids to be submitted and considered in accordance with such Bidding Procedures.

Section 6.02    Bankruptcy Court Filings.

(a)    Within one Business Day of the date hereof, Sellers shall file or cause to be filed a petition for relief under Chapter 11 of the Bankruptcy Code on behalf of Sellers with the Bankruptcy Court (the date of such petition being the “Petition Date”). No later than one day following the Petition Date, Sellers shall file (and, within one Business Day thereafter, serve) a motion or motions (the “Sale Motion”), in form and substance reasonably satisfactory to Buyers, in the Bankruptcy Case requesting that the Bankruptcy Court (i) approve the Bidding Procedures and enter the Bidding Procedures Order and (ii) schedule a hearing on the Sale Motion for entry of the Sale Order. Thereafter, Buyers and Sellers shall take all actions as may be reasonably necessary to cause the Bidding Procedures Order and the Sale Order to be issued, entered and become Final Orders, including furnishing affidavits, declarations and/or other documents or information for filing with the Bankruptcy Court. Buyers agree that they will promptly take such actions as are reasonably requested by Sellers to assist in obtaining entry of the Sale Order and a finding of adequate assurance of future performance by Buyers, including furnishing affidavits or other documents or information for filing with the Bankruptcy Court for the purposes, among others, of providing necessary assurances of performance by Buyers under this Agreement and demonstrating that Buyers are “good faith” purchasers under Section 363(m) of the Bankruptcy Code.

(b)    Sellers shall provide reasonably appropriate notice of the hearings on the Sale Motion, as is required by the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure, to all Persons entitled to notice, including all Persons that have expressed interest in buying the Purchased Assets, all Persons that have asserted liens, claims or other interests in the Purchased Assets, all parties to the Assigned Contracts, all applicable state and local tax authorities, including the Internal Revenue Service, each Governmental Authority that is an interested party with respect to the Purchased Assets and the Bidding Procedures Order and all Tax and environmental authorities in jurisdictions applicable to Sellers. Sellers shall be responsible for making all appropriate filings relating thereto with the Bankruptcy Court, which filings shall be submitted to Buyers within a reasonable time prior to their filing with the Bankruptcy Court to allow for Buyers’ prior review and comments.

(c)    On or before the date that is no later than two business days after entry of the Bidding Procedures Order Sellers shall file with the Bankruptcy Court and serve an assignment and assumption notice (the “Assignment and Assumption Notice”) by first class mail on all non-debtor counterparties to all Contracts and provide a copy of the same to Buyers. The Assignment and Assumption Notice shall inform each recipient that its respective Contract may be designated by Buyers as assumed, and the timing and procedures relating to such designation, and, to the extent applicable (i) the title of the Contract, (ii) the name of the counterparty to the Contract, (iii) Sellers’ good faith estimates of the Cure Costs required in connection with such Contract, (iv) the identity of Buyers and (v) the deadline by which any such Contract counterparty may file an objection to the proposed assumption and assignment and/or cure, and the procedures relating thereto.

(d)    Sellers shall use their best efforts to (i) file and have entered the Bidding Procedures Order on or before December 14, 2023, (ii) hold the Auction, unless an Auction is not required to be held pursuant to the terms of the Bidding Procedures, on or before January 8, 2024 and (iii) file and have entered the Sale Order on or before January 12, 2024.

(e)    The Sellers shall consult with the Buyers regarding pleadings that they intend to file with the Bankruptcy Court in connection with, or which might reasonably affect the Bankruptcy Court’s approval of the Bidding Procedures Order and the Sale Order, including, sharing in advance any drafts thereof for Buyers’ review and comment. Each Seller shall promptly provide Buyers and their counsel with copies of all notices, filings and orders of the Bankruptcy Court that such Seller has in its possession (or receives) pertaining to the Sale Motion, or any other order related to any of the transactions contemplated in this Agreement. No Seller shall seek any modification to the Bidding Procedures Order and the Sale Order by the Bankruptcy Court or any other Governmental Authority of competent jurisdiction to which a decision relating to the Bankruptcy Case has been appealed, in each case, without the prior written consent of Buyers.

(f)    If the Sale Order, or any other orders of the Bankruptcy Court relating to this Agreement or the transactions contemplated in this Agreement are appealed by any Person (or if any petition for certiorari or motion for reconsideration, amendment, clarification, modification, vacation, stay, rehearing or reargument shall be filed with respect to the Bidding Procedures Order and the Sale Order, or other such order), subject to rights otherwise arising from this Agreement, Sellers shall use their commercially reasonable best efforts to prosecute such appeal, petition or motion, at Buyers’ sole cost and expense, and obtain an expedited resolution of any such appeal, petition or motion, to the extent not otherwise inconsistent with Sellers’ fiduciary duty to Sellers’ estate.

(g)    Notwithstanding anything expressed or implied herein to the contrary, other than in the ordinary course of business, Sellers shall not consent or agree to the allowance of any claim to the extent it would constitute an Assumed Liability without the prior written consent of Buyers. Each Seller shall use its best efforts to cause the Sale Order to provide that Buyers will have standing in the Bankruptcy Case to object to the amount of any claim to the extent it would constitute an Assumed Liability and that the Bankruptcy Court will retain the right to hear and determine such objections.

ARTICLE VII
    COVENANTS

Section 7.01    Conduct of Business Prior to the Closing.

(a)    From the date hereof until the Closing, except as otherwise required, authorized or restricted pursuant to this Agreement, the Bankruptcy Code, an order of the Bankruptcy Court or the DIP Loan Agreement or consented to in writing by Buyers (which shall not be unreasonably withheld, conditioned or delayed), Sellers shall conduct the Business in the ordinary course of business consistent with past practice.

(b)    Without limiting the generality of Section 7.01(a), from the date hereof until the Closing Date, other than in the ordinary course of business, Sellers shall not (i) renew, enter into, terminate amend or modify in any material respect (other than terminations in connection with (A) an expiration or (B) a renewal that becomes automatically effective unless a party thereto provides prior notice of an intention not to renew) any Contract or arrangement relating to the Business or the Purchased Assets in a manner adverse to Sellers, or (ii) waive, release or assign any material rights, claims or benefits of the Sellers, in each case, except as otherwise required, authorized or restricted pursuant to this Agreement, the Bankruptcy Code, an order of the Bankruptcy Court or the DIP Loan Agreement or consented to in writing by Buyers (which shall not be unreasonably withheld, conditioned or delayed).

(c)    except as otherwise required, authorized or restricted pursuant to this Agreement, the Bankruptcy Code, an order of the Bankruptcy Court or the DIP Loan Agreement or consented to in writing by Buyers (which shall not be unreasonably withheld, conditioned or delayed), and without limiting the generality of Section 7.01(a), from the date hereof until the Closing Date, Sellers shall:

(i)    preserve and maintain all Permits required for the conduct of the Business as currently conducted or the ownership and use of the Purchased Assets and all applications for Permits relating to the Business or any Purchased Asset;

(ii)    pay all post-petition obligations in compliance with and as contemplated by the DIP Loan Agreement;

(iii)    maintain the properties and assets included in the Purchased Assets in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;

(iv)    continue in full force and effect all their insurance policies, other than such policies that expire by their terms (in which event Sellers shall use reasonable best efforts to renew, replace or extend such policies) or changes to such policies made in the ordinary course of business of Sellers in a manner that is consistent with past practice;

(v)    defend and protect the properties and assets included in the Purchased Assets from infringement or usurpation;

(vi)    perform their obligations under the Assigned Contracts in all material respects;

(vii)    maintain the Books and Records in accordance with industry best practice; and

(viii)    comply in all material respects with all Laws applicable to the conduct of the Business or the ownership and use of the Purchased Assets.

(d)    Subject to Section 7.01(a), during the period from the date hereof until the Closing, the Sellers shall use their reasonable best efforts to continue the ASCEND Study (TMB01-301) as currently contemplated, including the recruitment of patients for the Company’s ongoing clinical trial relating to the Company Product TMB-001, until the number of randomized patients included therein amounts to one hundred twenty (120) patients; provided that Sellers perform or continue to perform the actions set forth in Schedule 7.01(d)(ii).

Section 7.02    Access to Information.

(a)    From the date hereof until the earlier of the Closing Date and the termination of this Agreement in accordance with its terms, Sellers shall (i) afford Buyers and their Representatives reasonable access during normal business hours to the offices, properties, facilities, assets, books, records, Service Providers and agents of the Sellers; (ii) furnish Buyers, their Representatives with such financial and operating data and other information (including the work papers of the Sellers’ independent accountants upon receipt of any required consents from such accountants and subject to the execution of customary access letters) as such Persons may reasonably request related to the Business as Buyers or any of their Representatives may reasonably request; and (iii) instruct the Service Providers and Representatives of Sellers to cooperate with Buyers in their non-invasive investigation of the Business; provided, that any such access shall be afforded and any such information shall be furnished at Buyers’ expense; provided, further that the parties hereto shall act in good faith in all respects in the performance of the obligations under this Section 7.02(a). All access pursuant to this Section 7.02(a) shall be conducted in a manner that does not interfere with the normal operations of Sellers in any material respect. No investigation by Buyers or other information received by Buyers shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Sellers in this Agreement. Any investigation pursuant to this Section 7.02(a) shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Sellers. No information or knowledge obtained in any investigation pursuant to this Section 7.02(a) shall affect or be deemed to modify any representation or warranty made by the Sellers hereunder.

(b)    The provisions of Section 7.02(a) shall not require and shall not be construed to require Sellers to permit any access to or any inspection or review of, or to disclose or otherwise make available, any information that (i) affording such access or furnishing such information would result in loss of legal protection, including the attorney-client privilege and work product doctrine; (ii) relates to the applicable portions of minutes of the meetings of the board of directors of such Seller (including any presentations or other materials prepared by or for the board of directors) where the board of directors discussed the transactions contemplated by this Agreement or any similar transaction involving the sale of any Seller, or a material portion of its assets, to, or combination of any Sellers with, any Person; and (iii) in the reasonable judgment of any Seller based on the opinion of outside legal counsel would (A) violate such Seller’s respective obligations with regard to confidentiality or waive the protection of any attorney-client privilege, or (B) violate any applicable Law. In the event that Sellers objects to any request submitted pursuant to and in accordance with Section 7.02(a) and withholds information on the basis of any of the foregoing clauses (i), or (ii), Sellers shall use reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments, including through the use of reasonable best efforts to implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection.

Section 7.03    Notice of Certain Events.

(a)    From the date hereof until the Closing, Sellers and Buyers shall promptly notify the other of:

(i)    any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect or Buyer Material Adverse Effect, respectively, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by such party hereunder not being true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 8.02 or Section 8.03, respectively, to be satisfied;

(ii)    any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or the entry of the approval of any order by the Bankruptcy Court;

(iii)    any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(iv)    any Actions commenced or, to such party’s knowledge, including Sellers’ Knowledge, threatened against, relating to or involving or otherwise affecting the Business, the Purchased Assets or the Assumed Liabilities that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.12 or that relate to the consummation of the transactions contemplated by this Agreement.

(b)    Receipt of information by either party pursuant to this Section 7.03 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by either party in this Agreement and shall not be deemed to amend or supplement the Disclosure Schedules.

Section 7.04    Employees and Employee Benefits.

(a)    Commencing on the Closing Date, Sellers shall terminate all Employees, and Buyers shall offer employment effective as of immediately following the Closing to all Employees (each Employee who accepts such offer and commences employment immediately upon the Closing being referred to herein as a “Transferred Employee,” and collectively as, the “Transferred Employees”). Each offer of employment to the Employees shall provide each Transferred Employee with (i) a base salary or base wages and cash target bonus opportunity no less than the base salary or base wages and cash target bonus opportunity of such Transferred Employee immediately prior to the Closing and (ii) benefits that are substantially comparable in the aggregate to either (A) those offered to similarly situated newly hired employees of Buyers or (B) those offered by Sellers to the Transferred Employees as of immediately prior to the Closing (other than any equity or equity-based and change in control or transaction-based compensation or benefits or severance pay or post-employment health or welfare benefits), with the determination of the employee benefits under clause (ii) to be made by Buyers from time to time in its sole and absolute discretion.

(b)    Sellers shall be solely responsible, and Buyers shall have no obligations whatsoever for, any compensation or other amounts payable to any current or former employee, officer, director, independent contractor or consultant of the Business, including, without limitation, hourly pay, commission, bonus, salary, accrued vacation, fringe, pension or profit sharing benefits or severance pay under any Employee Plan for any period relating to the service with Sellers at any time on or prior to the Closing Date and Sellers shall pay all such amounts to all entitled persons on, prior to or promptly following the Closing Date; provided, however, that Buyers shall, no later than two business days following the Closing Date, either fund Seller’s liability to pay accrued unused vacation days of Employees who terminate employment with Sellers on the Closing Date or promptly pay such amounts to such Employees directly (subject to applicable tax withholdings).

(c)    Sellers shall remain solely responsible for the satisfaction of all claims for medical, dental, life insurance, health accident or disability benefits brought by or in respect of current or former employees, officers, directors, independent contractors or consultants of the Business or the spouses, dependents or beneficiaries thereof, which claims relate to events occurring on or prior to the Closing Date. Sellers also shall remain solely responsible for all worker’s compensation claims of any current or former employees, officers, directors, independent contractors or consultants of the Business which relate to events occurring on or prior to the Closing Date. Sellers shall pay, or cause to be paid, all such amounts to the appropriate persons as and when due.

(d)    With respect to any “employee benefit plan” (as defined in Section 3(3) of ERISA) maintained by Buyers or any of their Affiliates, but excluding (i) any retiree healthcare or life insurance plans or programs maintained by Buyers or any of their Affiliates, (ii) any equity compensation arrangement and (iii) any defined benefit plan maintained by Buyers or any of their Affiliates, in each case, in which any Transferred Employee will participate on or after the Closing Date (collectively, the “Buyer Benefit Plans”), Buyers shall, or shall cause their Affiliates to, recognize all service with Sellers or their Subsidiaries rendered prior to the Closing Date by Transferred Employees, for purposes of vesting and eligibility and for purposes of determining paid time off, sick leave and severance benefits (but not otherwise for benefit accrual purposes) under such Buyer Benefit Plans. In no event shall anything contained in this Section 7.04(d) result in any duplication of benefits for the same period of service.

Section 7.05    Confidentiality.

(a)    Sellers shall, and shall cause their Affiliates to, hold, and shall use their best efforts to cause their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Business, except to the extent that Sellers can show that such information (a) is generally available to and known by the public through no fault of Sellers, any of their Affiliates or their respective Representatives or (b) is lawfully acquired by Sellers, any of their Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. Notwithstanding the foregoing, Sellers shall be entitled to disclose (i) any information required to be disclosed by Sellers to the Bankruptcy Court, the United States Trustee, parties in interest in the Bankruptcy Case, and other Persons bidding on assets of Sellers, and (ii) any information required to be disclosed by Sellers pursuant to any applicable Law (including the Bankruptcy Code), legal proceeding or Governmental Authority, provided that in each case, such disclosure shall be limited to the information that is so required to be disclosed and the Person(s) to whom such disclosure is required. Notwithstanding anything in to the contrary, unless disclosure is required by applicable Law, the confidentiality of any Trade Secrets of the Business shall be maintained for so long as such Trade Secrets continue to be entitled to protection as Trade Secrets of the Business.

Section 7.06    Consents. Sellers and Buyers shall use commercially reasonable efforts to give all notices to, and obtain all consents and approvals contemplated by this Agreement.

Section 7.07    Books and Records. Each of the Sellers (or any subsequently appointed bankruptcy estate representative, including a trustee, a creditor trustee or a plan administrator) and Buyers agree that each of them shall preserve and keep the books and records held by it related to the pre-Closing Business for a period commencing on the date hereof and ending at such date on which an orderly wind-down of Sellers’ operations has occurred in the reasonable judgment of Buyers and Sellers (or any subsequently appointed bankruptcy estate representative, including a trustee, a creditor trustee or a plan administrator) and shall make such books and records available to the other parties hereto (and permit any such other party to make extracts and copies of such books and records at its own expense) as may be reasonably required by such other party in connection with, among other things, any insurance claims by, legal proceedings or tax proceedings against or governmental investigations of Sellers or Buyers or in order to enable Sellers or Buyers to comply with their respective obligations under this Agreement and each Ancillary Document. In the event Sellers, on the one hand, or Buyers, on the other hand, wish to destroy such records, the relevant party shall first give twenty days' prior written notice to the other party and such other party shall have the right at its option and expense, upon prior written notice given within that twenty day period, to take possession of the records within thirty days after the date of such notice.

Section 7.08    Public Announcements. Neither Sellers nor Buyers shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other parties hereto, unless, in the sole judgment of Buyers or Sellers, disclosure is otherwise required by applicable Law or by the Bankruptcy Court with respect to filings to be made with the Bankruptcy Court in connection with this Agreement, provided that the party intending to make such release shall use its best efforts consistent with such applicable Law or Bankruptcy Court requirement to consult with the other parties with respect to the text thereof.

Section 7.09    Further Assurances. Subject to the other provisions of this Agreement, each Buyer and each Seller shall (a) take all actions reasonably necessary or appropriate to consummate the transactions contemplated by this Agreement, (b) provide the other parties hereto with reasonable cooperation and take such actions as such other parties may be reasonably request in connection with the consummation of the transactions contemplated herein, and (c) use commercially reasonable efforts to cause the fulfilment at the earliest practicable date of all of the conditions to its obligations to consummate the transactions contemplated herein. If requested by Buyers, Sellers will transfer to Buyers the personnel records of any Employees who accept an offer of post-Closing employment with Buyers.

Section 7.10    Wrong Pockets. If following the Closing any Buyer or Seller becomes aware that any of the Purchased Assets have not been transferred to Buyers or that any of the Excluded Assets have been transferred to Buyers, it shall promptly notify the other and the parties hereto shall, as soon as reasonably practicable thereafter, ensure that such property is transferred, at the expense of the party that is seeking the assets to be transferred to it, to (i) Buyers, in the case of any Purchased Assets which were not transferred to Buyers at or in connection with the Closing, as such Purchased Assets are allocated between Buyers in their sole discretion, or (ii) any Seller, in the case of any Excluded Assets which were transferred to Buyers at the Closing.

Section 7.11    DIP Financing.

(a)    Simultaneously with commencement of the Bankruptcy Case and pursuant to the DIP Loan Agreement, LEO US Holding, will, subject to Section 7.11(b) below, provide debtor-in-possession financing to Sellers up to a maximum new money amount of $7,400,000 plus the repayment and roll-up of the Bridge Loan Amount (the “DIP Loan”), in order to permit Sellers to continue operating the Business and pay the reasonable and documented out-of-pocket Third Party fees and expenses actually incurred in connection with the transactions contemplated herein and the Bankruptcy Case.

(b)    The DIP Loan Agreement will become effective upon (i) approval by the Bankruptcy Court and (ii) satisfaction of the conditions as set forth herein and in the DIP Loan Agreement. If the Closing occurs, all amounts then outstanding under the DIP Loan Agreement shall be credited towards the Purchase Price payable by Buyers as set forth above. The Bidding Procedures Order shall expressly authorize and approve such credit bidding by the Buyers, as the designee of the DIP Lender and Bridge Lender, respectively, of any amounts outstanding under the DIP Loan Agreement (which amounts shall include the outstanding amounts under the Bridge Loan Agreement pursuant to the Roll-Up Loan (as defined in the DIP Loan Agreement)) pursuant to Section 363(k) of the Bankruptcy Code. Each Seller expressly acknowledges and agrees that Buyers may exercise such right to credit bid amounts owed by any Seller under the DIP Loan Agreement (which amounts shall include the outstanding amounts under the Bridge Loan Agreement pursuant to the Roll-Up Loan (as defined in the DIP Loan Agreement)) in order to effect the payment of the Purchase Price under this Agreement.

(c)    The obligations of Sellers under the DIP Loan Agreement will be secured by a lien on substantially all of the assets of Sellers, including, without limitation, the Purchased Assets, under Section 364 of the Bankruptcy Code in accordance with the priorities set forth in the DIP Loan Agreement. In addition, the obligations of Sellers under the DIP Loan Agreement will be entitled to super-priority administrative claim status pursuant to Section 364(c)(1) of the Bankruptcy Code.

(d)    The Bidding Procedures Order shall provide that if the Bankruptcy Court enters an order approving a Competing Transaction, then on the first Business Day following the closing of such Competing Transaction, Sellers shall pay to Buyers, in accordance with wire transfer instructions provided by Buyers, from the purchase price received from such other Successful Bidder, an amount equal to all obligations of Sellers then outstanding under the DIP Loan Agreement (which shall include the outstanding obligations under the Bridge Loan Agreement pursuant to the Roll-Up Loan (as defined in the DIP Loan Agreement)), which payment shall be irrevocable and free and clear of all Liens. No qualified bid may contain any provision that purports to alter or restrict the foregoing. The Sellers shall not reduce or otherwise alter the overbidder’s deposit required of any qualified bidder under the Bidding Procedures or the Bidding Procedures Order without the prior written consent of Buyers. For the avoidance of doubt, in the event the overbidder’s deposit of the Successful Bidder is insufficient, as of the closing of the Competing Transaction, to satisfy in full all obligations owing under the DIP Loan Agreement, Sellers will pay the remainder of all obligations owing under the DIP Loan Agreement (which shall include the outstanding obligations under the Bridge Loan Agreement pursuant to the Roll-Up Loan (as defined in the DIP Loan Agreement)) in full as promptly as possible, including by directing the Successful Bidder, in accordance with the Sale Order, to pay the proceeds of the sale to the Successful Bidder directly the DIP Lender and/or Bridge Lender, as applicable, in satisfaction of such obligations.

Section 7.12    No Successor Liability. The parties hereto intend that, except where expressly prohibited under applicable Law (including under Section 363 of the Bankruptcy Code), upon the Closing, the Buyers shall not be deemed to: (i) be the successor of any Seller, (ii) have, de facto, or otherwise, merged with or into any Seller, (iii) be a mere continuation or substantial continuation of any Seller or the enterprise(s) of any Seller, or (iv) be liable for any acts or omissions of any Seller in the conduct of the Business or arising under or related to the Purchased Assets other than as set forth in this Agreement. Without limiting the generality of the foregoing, and except as otherwise provided in this Agreement, the parties hereto intend that Buyers shall not be liable for any Lien (other than Assumed Liabilities and Permitted Liens) against any Seller or any of such Seller's predecessors or Affiliates, and Buyers shall have no successor or vicarious liability of any kind or character whether known or unknown as of the Closing Date, whether now existing or hereafter arising, or whether fixed or contingent, with respect to the Business, the Purchased Assets or any Liabilities of any Seller arising prior to the Closing Date. The Parties agree that the provisions substantially in the form of this section shall be reflected in the Sale Order.

Section 7.13    Name Change. Promptly following the Closing, the Sellers shall and shall cause each of their Affiliates that has a name that includes the words “Timber”, “Timber Pharmaceuticals” or any derivatives thereof, to file the necessary documentation in their respective jurisdiction of formation and any jurisdiction where they are registered to do business to amend their Organizational Documents to change the name of each Seller or such Affiliate to a name that does not include the words “Timber”, “Timber Pharmaceuticals” or any derivatives thereof or any other similar name

ARTICLE VIII
    CONDITIONS TO CLOSING

Section 8.01    Conditions to Obligations of All Parties. The obligations of each party hereto to consummate the transactions contemplated by this Agreement shall be subject to the fulfilment, at or prior to the Closing, of each of the following conditions:

(a)    No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

(b)    The Bankruptcy Court shall have entered the Bidding Procedures Order and the Sale Order and each of such orders shall be a Final Order providing for a sale of the Purchased Assets free and clear of any Liens and in form and substance reasonably satisfactory to Sellers and Buyers, which orders shall not have been reversed, modified, amended or stayed.

Section 8.02    Conditions to Obligations of Buyers. The obligations of Buyers to consummate the transactions contemplated by this Agreement shall be subject to the fulfilment or Buyers’ waiver, at or prior to the Closing, of each of the following conditions:

(a)    Sellers shall have complied with the sale process deadlines set forth in the Bidding Procedures Order (as may be modified pursuant to the terms of the Bidding Procedures and Bidding Procedures Order).

(b)    Sellers shall have delivered to Buyers a copy of the Sale Order and copies of all affidavits of service of the Sale Motion or notice of such motion filed by or on behalf of Sellers.

(c)    The representations and warranties made by Sellers in this Agreement or in any Ancillary Document, other than those set forth in Section 4.05, shall be true and correct in all respects, in each case as of the date hereof and as of the Closing Date, with the same force and effect as though all such representations and warranties had been made as of the Closing Date (other than representations and warranties that by their terms address matters only as of another specified date, which shall be so true and correct only as of such other specified date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a Seller Material Adverse Effect, and the representations and warranties made by Sellers set forth in Section 4.05, shall be true and correct in all material respects, in each case as of the date hereof and as of the Closing Date, with the same force and effect as though all such representations and warranties had been made as of the Closing Date.

(d)    Sellers shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the Ancillary Documents to be performed or complied with by them prior to or on the Closing Date.

(e)    No Action shall have been commenced against Buyers or Sellers which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.

(f)    All approvals, consents and waivers that are listed on Section 8.02(f) of the Disclosure Schedules shall have been received, and executed counterparts thereof shall have been delivered to Buyers at or prior to the Closing.

(g)    From the date of this Agreement, there shall not have occurred any Seller Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Seller Material Adverse Effect.

(h)    Each of John Koconis, Jessica Bruno-Raiz, Stephen Lombardi and David McAuley shall have entered into an employment or consultancy agreement with Buyers or an Affiliate of Buyers on terms mutually acceptable to Buyers and such individuals.

(i)    The Company Product Registrations shall have been assigned or transferred, as applicable, to Buyers.

(j)    All Liens relating to the Purchased Assets shall have been released in full, other than Permitted Liens, pursuant to the Sale Order.

(k)    Buyers shall have received a certificate from each Seller, dated the Closing Date and signed by a duly authorized officer of each Seller, that each of the conditions set forth in Section 8.02(c) and Section 8.02(d) have been satisfied (the “Seller Closing Certificates”).

(l)    Buyers shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of each Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of such Seller authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(m)    Buyers shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of each Seller certifying the names and signatures of the officers of such Seller authorized to sign this Agreement, the Ancillary Documents and the other documents to be delivered hereunder and thereunder.

(n)    Buyers shall have received an Applicable Withholding Certificate with respect to each Seller.

(o)    Sellers shall have delivered to Buyers such other documents and deliveries as set forth in Section 3.02(a).

Section 8.03    Conditions to Obligations of Sellers. The obligations of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Sellers’ waiver, at or prior to the Closing, of each of the following conditions:

(a)    The representations and warranties made by Buyers in this Agreement or any Ancillary Document shall be true and correct in all respects, in each case as of the date hereof and as of the Closing Date, with the same force and effect as though all such representations and warranties had been made as of the Closing Date (other than representations and warranties that by their terms address matters only as of another specified date, which shall be so true and correct only as of such other specified date), except where the failure of such representations and warranties to be true and correct would not have a Buyer Material Adverse Effect.

(b)    Buyers shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the Ancillary Documents to be performed or complied with by them prior to or on the Closing Date.

(c)    No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any material transaction contemplated hereby.

(d)    Sellers shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyers, that each of the conditions set forth in Section 8.03(a) and Section 8.03(b) have been satisfied (the “Buyers’ Closing Certificate”).

(e)    Sellers shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyers certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyers authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(f)    Sellers shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyers certifying the names and signatures of the officers of Buyers authorized to sign this Agreement, the Ancillary Documents and the other documents to be delivered hereunder and thereunder.

(g)    Buyers shall have delivered such other documents and deliveries set forth in Section 3.02(b).

ARTICLE IX
    TERMINATION

Section 9.01    Termination. This Agreement may be terminated at any time prior to the Closing:

(a)    by the mutual written consent of Sellers and Buyers;

(b)    by Buyers by written notice to Sellers if:

(i)    Buyers are not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by any Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VIII and such breach, inaccuracy or failure is incapable of being cured by the End Date (as defined below) or if curable by the End Date, has not been cured by a Seller within the earlier of (A) fifteen days of such Seller's receipt of written notice of such breach from Buyers or (B) five Business Days prior to the End Date; or

(ii)    the Closing has not occurred on or before February 15, 2024 (the “End Date”), unless the failure to close by such date shall be due to the failure of Buyers to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by Buyers prior to the Closing;

(c)    by any Seller by written notice to Buyers if:

(i)    such Seller is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyers pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VIII and such breach, inaccuracy or failure is incapable of being cured by the End Date or if curable by the End Date, has not been cured by Buyer within the earlier of (A) fifteen days of Buyers’ receipt of written notice of such breach from such Seller or (B) five Business Days prior to the End Date; or

(ii)    the Closing has not occurred on or before the End Date, unless such failure shall be due to the failure of such Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(d)    by Buyers or any Seller in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable;

(e)    by Buyers, if (i) any Seller or any Affiliate of Seller takes material steps in furtherance of, or does not use commercially reasonable efforts to oppose any other Person in seeking, an order of the Bankruptcy Court dismissing the Bankruptcy Case or converting it to a petition for relief under Chapter 7 of the Bankruptcy Code, (ii) any Seller or any Affiliate of Sellers takes material steps in furtherance of, or does not use commercially reasonable efforts to oppose any other Person in seeking, the entry of an order by the Bankruptcy Court appointing a trustee in the Bankruptcy Case or an examiner with enlarged powers relating to the operation of the Business, (iii) the Bankruptcy Court enters a Final Order identified in clauses (i) or (ii) above, or (iv) the Bankruptcy Court enters an order pursuant to Section 362 of the Bankruptcy Code lifting the automatic stay with respect to any material Purchased Assets and allowing such assets to be foreclosed on or otherwise seized by a Third Party;

(f)    by Buyers, if (i) following entry by the Bankruptcy Court of the Bidding Procedures Order, such order is (A) materially amended, modified or supplemented without Buyers’ prior written consent or (B) voided, reversed or vacated or is subject to a stay such that the Bidding Procedures Order is not in full force and effect as of the date set forth in Section 9.01(g) below or (ii) following entry by the Bankruptcy Court of the Sale Order, the Sale Order is (A) materially amended, modified or supplemented in any way without Buyers’ prior written consent or (B) voided, reversed or vacated or is subject to a stay such that the Sale Order is not in full force and effect as of the date set forth in Section 9.01(g) below;

(g)    by Buyers, if the Bankruptcy Court shall not have entered the Bidding Procedures Order on or before December 14, 2023; provided that Buyers shall not be able to terminate this Agreement pursuant to this Section 9.01(g) if, prior to such termination, the Bankruptcy Court shall have entered the Bidding Procedures Order;

(h)    by Buyers, if the Bankruptcy Court shall not have entered the Sale Order on or before January 12, 2024 or following entry thereof such order shall have been voided, reversed, vacated or made subject to a stay; provided that Buyers shall not be able to terminate this Agreement pursuant to this section if, prior to such termination, the Bankruptcy Court shall have entered the Sale Order or the Sale Order is a Final Order, as applicable;

(i)    by Buyers, if the Bidding Procedures Order is entered by the Bankruptcy Court and (i) the Auction is not held on or before January 8, 2024, unless an Auction is not required to be held pursuant to the terms of the Bidding Procedures or (ii) the Sale Hearing is not held on or before January 12, 2024; provided that Buyers shall not be able to terminate this Agreement pursuant to this section if, prior to such termination, the Auction or Sale Hearing shall have been held, as applicable;

(j)    by Buyers, if Sellers withdraw or seek authority to withdraw the Sale Motion;

(k)    by Buyers, if Buyers are not selected as Successful Bidder or Backup Bidder at the conclusion of the Auction;

(l)    by Buyers, if, under Section 363(k) of the Bankruptcy Code, Buyers are disallowed from providing a credit bid (or otherwise bidding on such other terms as may be agreed by Buyers in their sole discretion) as contemplated by this Agreement in connection with the Purchase Price;

(m)    by Buyers, if Buyers are selected as Backup Bidder pursuant to the Bidding Procedures and Sellers fail to provide notice to Buyers, on or before the Backup Bid Outside Date, that Sellers have terminated any Competing Transaction and that the Sellers have elected to complete the transactions contemplated by this Agreement;

(n)    automatically, upon the consummation of a Competing Transaction; or

(o)    by Buyers, upon the occurrence of any “Event of Default” under the DIP Loan Agreement that has not been cured (if susceptible to cure under the terms of the DIP Loan Agreement) or waived by the DIP Lender in accordance with the terms of the DIP Loan Agreement.

Section 9.02    Backup Bidder. If an Auction is conducted, and Buyers are not the Successful Bidder, Buyers shall, if their bid is determined to be the next highest bid, be selected as Backup Bidder. If Buyers are selected as Backup Bidder, Buyers agree to serve as Backup Bidder until February 15, 2024 (as such date may be extended in accordance with this Section 9.02, the “Backup Bid Outside Date”); provided, however that the Backup Bidder may, in their sole and absolute discretion, extend the Backup Bid Outside Date by giving written notice to Sellers at least two (2) Business Days before the Backup Bid Outside Date (or before the end of any applicable extension thereof) of the new Backup Bid Outside Date. Subject to the terms of the Sale Order, following the Sale Hearing and prior to the Backup Bid Outside Date, if the Successful Bidder fails to consummate the applicable Competing Transaction as a result of a breach or failure to perform on the part of such Successful Bidder, the Buyers as Backup Bidder will be deemed to have the new prevailing bid, and Sellers will be authorized, without further order of the Bankruptcy Court, but subject to the Sale Order, to consummate the transactions contemplated by this Agreement on the terms and conditions set forth in this Agreement.

Section 9.03    Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

(a)    as set forth in this ARTICLE IX and ARTICLE X hereof;

(b)    that nothing herein shall relieve any party hereto from liability for any breach of any provision hereof.

Section 9.04    Breakup Fee; Expense Reimbursement.

(a)    If this Agreement is terminated pursuant to the consummation of a Competing Transaction and Buyers are not otherwise in breach of their obligations under this Agreement, the Bidding Procedures Order, the DIP Loan Agreement or the Sale Order, then, in such case, Sellers shall, jointly and severally, without the requirement of any notice or demand from Buyers or any application to or order of the Bankruptcy Court, promptly, but in no event later than three Business Days after the date of the consummation of such Competing Transaction, pay or cause to be paid to Buyers (i) all reasonable out-of-pocket and documented fees and expenses (including reasonable attorneys’ fees and expenses) incurred by Buyers in connection with or related to Buyers’ evaluation, consideration, analysis, negotiation, and documentation of this Agreement or the transactions contemplated herein (the “Expense Reimbursement”) and (ii) a fee in an amount equal to 2.5% of the cash portion of the Purchase Price (the “Breakup Fee”) in addition to the Expense Reimbursement, in each case by wire transfer of immediately available funds to such account or accounts as may be specified in a written notice by Buyers given to Sellers; provided, however that the Breakup Fee and Expense Reimbursement, in the aggregate, shall not exceed an amount equal to 3.5% of the cash portion of the Purchase Price. The Expense Reimbursement and the Breakup Fee shall, pursuant to the Bidding Procedures Order, constitute allowed administrative expenses of Sellers’ estates under Section 503(b) of the Bankruptcy Code; provided, however, that notwithstanding any provision of this Agreement to the contrary, the Expense Reimbursement and Breakup Fee shall be payable only from the proceeds of a Competing Transaction. The Bidding Procedures Order shall provide for the payment by Sellers of the Breakup Fee and Expense Reimbursement (prior to the repayment of the obligations owed on account of any prepetition secured financing) as and when such amounts are due and payable hereunder.

(b)    Each of the parties to this Agreement acknowledges and agrees that the agreements contained in this Section 9.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other parties would not enter into this Agreement. Each of the parties further acknowledges that the payment by Sellers of the Breakup Fee and the Expense Reimbursement is not a penalty, but rather liquidated damages in a reasonable amount that will compensate Buyers, together with any additional damages to which Buyers may be entitled hereunder, in the circumstances in which such Breakup Fee and Expense Reimbursement is payable for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated herein, which amount would otherwise be impossible to calculate with precision. Without limiting in any way Buyers’ rights set forth in the DIP Loan Agreement, Buyers’ receipt in full of the Breakup Fee and the Expense Reimbursement, together with interest or collection expenses, if any, due and payable as provided herein, shall be the sole and exclusive monetary remedy of Buyers against Sellers, and Sellers shall have no further liability or obligation, under this Agreement or relating to or arising out of any such breach of this Agreement or failure to consummate the transactions contemplated herein. The obligations to pay the Breakup Fee and Expense Reimbursement in accordance with the provisions of this Section 9.04 will (i) be binding upon and enforceable against each Seller immediately upon the Bankruptcy Court’s entering the Bidding Procedures Order, (ii) not be terminable or dischargeable thereafter for any reason (except as otherwise set forth in this Agreement), (iii) survive any subsequent conversion or dismissal or consolidation of the Bankruptcy Case, any plan of reorganization or liquidation in such case, and (iv) survive the subsequent termination of this Agreement by any means. The obligation to pay Buyers the Breakup Fee and Expense Reimbursement, as and when required under this Agreement, are intended to be, and upon entry of the Bidding Procedures Order are, binding (only to the extent such obligations are not paid to Buyers from the proceeds of any Competing Transaction as and when such Competing Transaction is consummated) upon (A) each Seller, (B) any successors or assigns of any Seller, (C) any trustee of a Seller’s estate, (D) the reorganized Sellers and (E) any other entity vested or revested with any right, title or interest in or to a Seller, or any other Person claiming any rights in or control (direct or indirect) over any Seller (each of (A) through (E), a “Successor”) as if such Successor were a Seller hereunder. The obligations of Sellers to pay Buyers the Breakup Fee and Expense Reimbursement, as and when required under this Agreement (and only to the extent such obligations are not paid to Buyers from the proceeds of any Competing Transaction as and when such Competing Transaction closes), may not be discharged under Sections 1141 or 727 of the Bankruptcy Code or otherwise and may not be abandoned under Section 554 of the Bankruptcy Code or otherwise.

(c)    For the avoidance of doubt, while Buyers may pursue (i) a grant of specific performance prior to the termination of this Agreement to cause the Closing and performance of this Agreement and (ii) concurrently pursue the payment of the Breakup Fee and the Expense Reimbursement, under no circumstances shall Buyers be permitted or entitled to receive both (A) the remedy of specific performance to cause the Closing and (B) the payment of the Breakup Fee and/or the Expense Reimbursement.

ARTICLE X
    MISCELLANEOUS

Section 10.01    Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing (including electronic mail (“e-mail”) transmission and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

if to Buyers, to:

LEO Spiny Merger Sub, Inc.

Industriparken 55

DK-2750 Ballerup

Denmark

Attention: Legal Department

E-mail: legal@leo-pharma.com

with a copy (which shall not constitute notice) to:

Covington & Burling LLP

The New York Times Building, 620 8th Ave

New York

NY 10018

Attention: Uri Doron

E-mail: UDoron@cov.com

if to the Sellers prior to the Closing Date, to:

Timber Pharmaceuticals, Inc.

3 Mountainview Road, Suite 100,

Warren, NJ 07059

Attention: John Koconis

E-mail: jkoconis@timberpharma.com

with a copy (which shall not constitute notice) to:

Lowenstein Sandler LLP

One Lowenstein Drive

Roseland, NJ 07068

Attention: Steven Skolnick and Annie Nazarian Davydov

E-mail: sskolnick@lowenstein.com and anazarian@lowenstein.com

Section 10.02    No Survival of Representations and Warranties. The representations, warranties, covenants and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Closing Date and be extinguished by the Closing other than those covenants and agreements, that by their terms are to be performed at or after the Closing and the Sellers and Buyers agree that such covenants and agreements will survive the Closing hereunder until the expiration of the applicable statute of limitations or for such shorter period explicitly specified therein, and each party to this Agreement will be liable to the other parties after the Closing for any breach thereof.

Section 10.03    Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 10.04    Entire Agreement. This Agreement, the Ancillary Documents and the DIP Loan Agreement constitute the entire agreement between the parties with respect to the subject matter contained herein and therein and supersede all prior agreements and understandings, both oral and written, between the parties with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Ancillary Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 10.05    Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.06    Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 10.07    Binding Effect; Benefit; Assignment.

(a)    The provisions of this Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(b)    No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto, except that Buyers may transfer or assign its respective rights and obligations under this Agreement, in whole or from time to time in part, (i) to one or more of its Affiliates at any time, (ii) as collateral to any financing sources at any time and (iii) after the Closing Date, to any Person; provided that such transfer or assignment shall not relieve Buyers of their respective obligations hereunder or enlarge, alter or change any obligation of any other party hereto or due to Buyers.

Section 10.08    No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.09    Amendment and Waivers.

(a)    Any provision of this Agreement may be amended or waived prior to the Closing Date if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

(b)    No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

Section 10.10    Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)    THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED 1N ACCORDANCE WITH FEDERAL BANKRUPTCY LAW, TO THE EXTENT APPLICABLE, AND WHERE STATE LAW IS IMPLICATED, THE INTERNAL LAWS OF THE STATE OF DELAWARE SHALL GOVERN, WITHOUT REGARD TO THE LAWS OF ANY OTHER JURISDICTION THAT MIGHT BE APPLIED BECAUSE OF CONFLICTS OF LAWS PRINCIPLES OF THE STATE OF DELAWARE.

(b)    THE BANKRUPTCY COURT WILL HAVE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN OR AMONG THE PARTIES HERETO, WHETHER AT LAW OR IN EQUITY, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY AGREEMENT CONTEMPLATED HEREBY; PROVIDED, HOWEVER, THAT IF THE BANKRUPTCY COURT IS UNWILLING OR UNABLE TO HEAR ANY SUCH DISPUTE, THE COURTS OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN DELAWARE WILL HAVE SOLE JURISDICTION OVER ANY AND ALL DISPUTES BETWEEN OR AMONG THE PARTIES HERETO, WHETHER AT LAW OR IN EQUITY, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY AGREEMENT CONTEMPLATED HEREBY.

(c)    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.11    Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, that money damages or other legal remedies would not be an adequate remedy for any such damage, and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (without proof of damages) in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity. Each party agrees that no other party or Person shall be required to obtain, furnish, post or provide any bond or other security or instrument in connection with any remedy referred to in this Section 10.11, and each party irrevocably waives any right that it may have to require the obtaining, furnishing, posting or provision of any such bond or other security or instrument. If, prior to the End Date, any party brings any action, suit or proceeding in accordance with this Section 10.11 to enforce specifically the performance of the terms and provisions hereof by any other party, the End Date shall automatically be extended by (i) the amount of time during which such action, suit or proceeding is pending, plus 20 Business Days or (ii) such other time period established by the court presiding over such action, suit or proceeding, as the case may be.

Section 10.12    Counterparts; Effectiveness. This Agreement may be signed manually or by facsimile or other electronic transmission by the parties (including in .pdf, .tiff, .jpg or similar format), in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

LEO PHARMA A/S
By /s/ Christophe Bourdon Name: Christophe Bourdon Title: CEO

By /s/ Philip Eickhoff Name: Philip Eickhoff Title: CFO
LEO SPINY MERGER SUB, INC.
By /s/ Philip Eickhoff Name: Philip Eickhoff Title: Non-executive Director

TIMBER PHARMACEUTICALS, INC.
By /s/ John Koconis Name: John Koconis Title: Chief Executive Officer TIMBER PHARMACEUTICALS, LLC.
By /s/ John Koconis Name: John Koconis Title: Chief Executive Officer BIOPHARMX, INC.

By /s/ John Koconis Name: John Koconis Title: Chief Executive Officer